Exhibit 99.1

SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

1	PURPOSE

The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients and providing Eligible Recipients an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s shareholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals.

2	DEFINITIONS

Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Stock Incentive Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Stock Incentive Agreements issued under this Plan.

2.1 Amendment Date means, with respect to any amendment to this Plan pursuant to Section 12 referenced in Section 9.1, the earlier of (1) date on which this Plan is so amended by the Board, or (2) the date on which such amendment is approved by the shareholders.

2.2 Board means the Board of Directors of the Company.

2.3 Business means the business of developing, producing, creating, selling, or other such related activity associated with computer and data storage hardware and software.

2.4 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

2.5 Change of Control means either of the following:

(a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

(b) any transaction pursuant to which persons who are not current shareholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

Solidfire, Inc. 2010 Stock Incentive Plan

However, notwithstanding the foregoing, in no event shall an Initial Public Offering of the Company’s Common Stock constitute a Change of Control.

2.6 Change of Control Value of a Share, with respect to a Change of Control, shall mean the Fair Market Value of a Share as of the date of such Change of Control as determined by the Board in its complete and absolute discretion; provided, however, in determining such Fair Market Value, the Board shall not take into account any “change of control consideration” which is escrowed and paid at a date later than the Change of Control or which is subject to an “earnout” provision with post-Change of Control performance contingencies. The intent is that in determining Change of Control Value, the Board may make a subjective determination of the Fair Market Value of a Share without taking into account amounts that may be paid for a Share at a point in time occurring later than the date of the Change of Control, which will eliminate issues associated with deferred compensation. For purposes of this Section 2.6, the term “change of control consideration” shall mean, with respect to a Change of Control, all cash, debt or equity securities and other property paid or issued by an acquiring person to the Company and/or its shareholders in consideration for such Change of Control.

2.7 Code means the Internal Revenue Code of 1986, as amended.

2.8 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

2.9 Company means SolidFire, Inc., a Georgia corporation, and any successor to such organization.

2.10 Common Stock means the common stock of the Company.

2.11 Confidential Information means (a) information of the Company, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, (ii) possesses an element of value to the Company, (iii) is not generally known to the Company’s competitors, and (iv) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential, including, but not limited to, information provided to the Company by its licensors, suppliers, Customers, or Prospective Customers. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company or any third party, (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, Customer lists and Prospective Customer lists compiled by the Company, and Customer and Prospective Customer information compiled by the Company, and (vi) information concerning the Company’s or a third party’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.

2.12 Contact means, with respect to a Participant, any interaction between such Participant and a Customer or Prospective Customer which takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company.

2.13 Continuous Service means the absence of any interruption or termination of service as an Employee or Key Person. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence as approved by the Board or the chief executive

Solidfire, Inc. 2010 Stock Incentive Plan

officer of the Company provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between Company, a Parent, or a Subsidiary, or any successors to such organization. However, notwithstanding anything in the foregoing to the contrary, the Board shall have complete and absolute discretion to determine whether an Employee or Key Person is in the Continuous Service of the Company, a Parent, or Subsidiary at any time.

2.14 Controlled Group means the Company and any other entity the employees of which would be required to be aggregated with the employees of the Company pursuant to Code §§414(b), (c), (m) or (o).

2.15 Customer means any person or entity to whom the Company has sold its products or services.

2.16 Director means a member of the Board.

2.17 Effective Date means the “Effective Date” as set forth in Section 4 of this Plan.

2.18 Eligible Recipient means an Employee and/or a Key Person.

2.19 Employee means a common law employee of the Company, a Subsidiary or a Parent.

2.20 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.21 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.22 Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.23 Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

(a) If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination or, if the stock exchange or national market on which the Shares trade is not open on the date of determination, the last business day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(b) If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

(c) In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

Solidfire, Inc. 2010 Stock Incentive Plan

2.24 FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

2.25 Forfeiture Activities means, with respect to a Participant, any of the following:

(a) Trade Secrets & Confidential Information. Such Participant (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Company’s Business, except as authorized in writing by the Company; (ii) during the Participant’s employment with the Company, uses, discloses, or reverse engineers (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by the Participant during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) after the Participant’s cessation of services for the Company, (a) retains Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Participant’s possession or control, or (b) destroys, deletes, or alters the Trade Secrets or Confidential Information without the Company’s prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.

(b) Solicitation of Customers. During the Forfeiture Period of such Participant, the Participant directly or indirectly solicits any Customer of the Company for the purpose of selling or providing any products or services competitive with the Business, provided that such Participant had Contact with such Customer during the period in which the Participant was employed by or performed services for the Company. Nothing in this subsection (b) shall be construed to include any Customer of the Company (i) to which such Participant never sold or provided any products or services while employed by or providing services to the Company, (ii) that explicitly severed its business relationship with the Company unless such Participant, directly or indirectly, caused or encouraged the Customer to sever the relationship, or (iii) to which Participant is selling or providing products or services the Company no longer offers.

(c) Solicitation of Prospective Customers. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits any Prospective Customer of the Company for the purpose of selling or providing any products or services competitive with the Business, provided that such Participant had Contact with such Prospective Customer during the last year of the period in which Participant was employed by or performed services for the Company (or during such period if employed or providing services for less than a year). Nothing in this subsection (c) shall be construed to include Prospective Customers of the Company to which Participant is selling or providing any products or services which the Company no longer offers.

(d) Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment or service relationship with the Company or (b) work for any other person or entity engaged in the Business. This subsection (d) shall only apply to Forfeiture Period Employees (i) with whom such Participant had Material Interaction, or (ii) such Participant, directly or indirectly, supervised.

(e) Non-Disparagement. During the Forfeiture Period of such Participant, the Participant makes any disparaging or defamatory statements, whether written or oral, regarding the Company. This shall not preclude the Participant from responding truthfully to questions or requests for information to the government, a regulator or in a court of law in connection with a legal or regulatory investigation or proceeding.

Solidfire, Inc. 2010 Stock Incentive Plan

2.26 Forfeiture Period means, with respect to a Participant, the time period during which such Participant is employed with, or is performing services for, the Company, and for a period of two (2) years thereafter.

2.27 Forfeiture Period Employee means any person who (a) is employed by or providing services to the Company at the time Participant ceases to perform services for the Company, or (b) was employed by or providing services to the Company during the last year in which Participant performed services for the Company (or during the period in which the Participant performed services for the Company if the Participant performed services for the Company for less than a year).

2.28 Good Reason shall exist if (i) the Company, without the consent of a Participant who is performing services for the Company, materially (a) diminishes such Participant’s base compensation, (b) diminishes such Participant’s authority, duties or responsibilities, (c) changes the geographic location at which such Participant must perform the services, or (d) breaches, whether by action or inaction, the agreement under which such Participant provides services; (ii) such Participant provides written notice to the Company of the existence of such condition described in subsection (i) of this paragraph within thirty (30) days of the initial existence of such condition and provides the Company with thirty (30) days to remedy such condition (the “Cure Period”); (iii) the Company fails to remedy such condition within the Cure Period; and (iv) Participant elects to resign within thirty (30) days of the expiration of the Cure Period.

2.29 Incumbent Directors means the individuals who, at the Effective Date, constitute the Board, and any person becoming a Director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further, that, subject to the provisions of this Section, no person shall be deemed to be an Incumbent Director until such time as he or she takes office as a Director of the Company.

2.30 Initial Public Offering means the closing of the Company’s initial public offering of any class or series of the Company’s equity securities pursuant to an effective registration statement filed by the Company under the 1933 Act.

2.31 Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.32 ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.

2.33 Key Person means (a) a member of the Board who is not an Employee, or (b) a consultant or advisor; provided, however, that such consultant or advisor must be an individual who is providing or will be providing bona fide services to the Company, a Subsidiary or a Parent, with such services (i) not being

Solidfire, Inc. 2010 Stock Incentive Plan

in connection with the offer or sale of securities in a capital-raising transaction, and (ii) not directly or indirectly promoting or maintaining a market for securities of the Company, a Subsidiary or a Parent, within the meaning of 17 CFR §230.701(c)(1).

2.34 Material Interaction means, with respect to a Participant, any interaction between such Participant and a Forfeiture Period Employee which relates or related, directly or indirectly, to the performance of such Participant’s duties or the Forfeiture Period Employee’s duties for the Company.

2.35 NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code §422.

2.36 Option means a right to purchase Shares pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an ISO or a NQSO.

2.37 Outside Director means a Director who is not an Employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (b) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

2.38 Parent means any corporation (other than the corporation employing a Participant or for which a Participant is performing services) in an unbroken chain of corporations ending with the corporation employing a Participant or for which a Participant is performing services if, at the time of the granting of the Stock Incentive, each of the corporations other than the corporation employing the Participant or for which a Participant is performing services owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant or for which a Participant is performing services) in an unbroken chain of corporations ending with the corporation employing a Participant or for which a Participant is performing services if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant or for which a Participant is performing services owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

2.39 Participant means an individual who receives a Stock Incentive hereunder.

2.40 Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).

2.41 Plan means the Solidfire, Inc. 2010 Stock Incentive Plan, as may be amended from time to time.

2.42 Prospective Customer means any person or entity to which the Company has solicited to sell its products or services.

2.43 Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Stock Incentive Agreement pertaining to the award and may be subject to forfeiture by the Participant until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Stock Incentive Agreement pertaining to the award.

Solidfire, Inc. 2010 Stock Incentive Plan

2.44 Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.45 SAR Exercise Price means the amount per Share specified in a Stock Incentive Agreement with respect to a Stock Appreciation Right, which when subtracted from the Fair Market Value of a Share on exercise of such Stock Appreciation Right, determines the payment which the holder of such Stock Appreciation Right may be entitled to receive.

2.46 Share means a share of the Common Stock of the Company.

2.47 Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the Participant, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Shares, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the SAR Exercise Price noted in the Stock Appreciation Right for each Share subject to the Stock Appreciation Right.

2.48 Stock Incentive means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, or a Stock Appreciation Right.

2.49 Stock Incentive Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of a Stock Incentive.

2.50 Subsidiary means any corporation (other than the corporation employing such Participant or for which such Participant is performing services) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant or for which such Participant is performing services) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.51 Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent. For purposes of the preceding sentence, shares of stock owned (directly or indirectly) by or for a person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants will be considered to be owned by the person, and if a domestic or foreign corporation , partnership, estate or trust owns (directly or indirectly) shares of stock, those shares are considered to be owned proportionately by or for the shareholders, partners, or beneficiaries of the corporation, partnership, estate or trust. The extent to which stock held by a person as a trustee of a voting trust is considered owned by such person is determined under all of the facts and circumstances. Stock that a person may purchase under outstanding options is not treated as stock owned by such person. In interpreting the foregoing, the provisions of Treas. Reg. §1.422-2(f)(2) shall govern.

2.52 Trade Secrets means information of the Company, and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process,

Solidfire, Inc. 2010 Stock Incentive Plan

financial data, financial plans, product plans, a list of actual Customers, clients, licensors, or suppliers, or a list of Prospective Customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

3	SHARES SUBJECT TO STOCK INCENTIVES

3.1 Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed One Hundred Fifty Thousand (150,000), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares which have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes.

3.2 Determination of Maximum Aggregate Shares Issuable. Any Shares subject to a Stock Incentive that remain un-issued after the cancellation, expiration, lapse or exchange of such Stock Incentive thereafter shall again become available for use under this Plan. Only the net number of Shares that are issued pursuant to the exercise of an Option shall be counted as issued in applying the provisions of Section 3.1 above in the case of an Option which is exercised through a “cashless” or “net share” exercise as described in Section 7.2(e).

3.3 Maximum Aggregate Shares Issuable ISO Limitation. The total maximum number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan shall at all times be exactly the same as the total maximum number of Shares that may be issued pursuant to Stock Incentives under this Plan pursuant to the preceding Sections of this Section 3.

3.4 Code §162(m) Participant Limitation. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of One Hundred Fifty Thousand (150,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.

4	EFFECTIVE DATE

The Effective Date of this Plan shall be the date it is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption. This Plan shall be subject to the approval of the shareholders of the Company within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that shareholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the shareholders, then any Stock Incentives granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should this Plan be rejected by the shareholders after being submitted to the shareholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. Notwithstanding the foregoing, no ISO shall be exercisable prior to the date that shareholder approval of this Plan is obtained unless the Participant receiving such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes, and any exercise of an ISO by a Participant prior to the date that shareholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Participant. In addition, in the event that shareholder approval of this Plan is not obtained, any Stock Incentives intended to meet the performance-based compensation exception of Code §162(m)(4)(C) may not meet such exception.

Solidfire, Inc. 2010 Stock Incentive Plan

5	ADMINISTRATION

5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its complete and absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.

5.3 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Director or to one or more other persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a subcommittee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

5.4 Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

5.5 Indemnification for Decisions. No member of the Board or the Committee (or a subcommittee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. Service on the Committee (or a subcommittee thereof) shall constitute service as a Director of the Company so that the members of the Committee (or a subcommittee thereof) shall be

Solidfire, Inc. 2010 Stock Incentive Plan

entitled to indemnification and reimbursement as Directors of the Company pursuant to its articles of incorporation, bylaws and applicable law. In addition, the members of the Board, Committee (or a subcommittee thereof) shall be indemnified by the Company against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company: (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Incentive granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The Company shall not indemnify or hold harmless the member of the Board or the Committee (or a subcommittee thereof) if: (a) in the case of a Director (other than an independent Director of the Company), the loss or liability was the result of negligence or misconduct by the Director, or (b) in the case that the Director is an independent Director of the Company, the loss or liability was the result of gross negligence or willful misconduct by the Director. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from the shareholders of the Company.

5.6 Majority Rule. A majority of the members of the Board (or its delegate) shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Board (or its delegate), shall constitute action of the Board.

6	ELIGIBILITY

Eligible Recipients selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO’s.

7	TERMS OF STOCK INCENTIVES

7.1 Terms & Conditions of All Stock Incentives.

(a) Grants of Stock Incentives. The Board, in its complete and absolute discretion, shall grant Stock Incentives under this Plan from time to time and, to the extent allowed by Sections 7.2(j) and 7.3(g) herein, shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.

(b) Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its complete and absolute discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

Solidfire, Inc. 2010 Stock Incentive Plan

(c) Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company, a Parent or a Subsidiary, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its complete and absolute discretion may, subject to the provisions of the Plan, from time to time determine.

(d) Date of Grant. The date a Stock Incentive is granted shall be the date on which the Board (1) has approved the terms and conditions of the Stock Incentive Agreement, (2) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive, (3) has taken all such other action necessary to direct the grant of the Stock Incentive, and (4) if applicable, any conditions imposed on such grant by the Board have been fulfilled.

7.2 Terms & Conditions of Options.

(a) Necessity of Stock Incentive Agreements. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable during any calendar year. The Board and/or the Company shall have complete and absolute discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b) Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Board, in its complete and absolute discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

(c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. If an Option is a NQSO, the Exercise Price of a Share shall be no less than (1) the minimum price required by applicable state law, or (2) the minimum price required by the Company’s governing instrument, or (3) $0.01, whichever price is greater. Any Option intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of a Share determined as of the date of such grant. Any Option intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of a Share on the date granted determined as of the date of such grant. Any Option that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of a Share determined as of the date of such grant, consistent with Treas. Reg. §1.409A-1(b)(5)(iv), and any other applicable guidance or regulations issued by the Internal Revenue Service. Notwithstanding the foregoing, the

Solidfire, Inc. 2010 Stock Incentive Plan

Exercise Price of an Option granted in substitution of an existing option pursuant to Treas. Reg. §1.424-1(a) or Treas. Reg. §1.409A-1(b)(5)(v)(D) may be established under the requirements of those provisions without regard to the foregoing (see subsection (h) below).

(d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

(1) make an Option exercisable before the date such Option is granted; or

(2) make an Option exercisable after the earlier of:

(i) the date such Option is exercised in full, or

(ii) the date that is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

A Stock Incentive Agreement may provide for the exercise of an Option after the employment or service of a Participant has terminated for any reason whatsoever, including death or disability. The Participant’s rights, if any, upon termination of employment or service will be set forth in the applicable Stock Incentive Agreement. The exercise period of an Option shall be tolled during any period that the Option cannot be exercised because such an exercise would violate an applicable Federal, state, local or foreign law, or would jeopardize the ability of the Company to continue as a going concern; provided, however, the period during which the Option may otherwise be exercised shall be extended only thirty (30) days after the exercise of the Option first would no longer violate such applicable Federal, state, local or foreign laws or first would no longer jeopardize the ability of the Company to continue as a going concern.

(e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Stock Incentive Agreement provides otherwise, by delivery to the Company of a number of Shares having an aggregate Fair Market Value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In a “net share” exercise, the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided, however, that the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; and provided further, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to the “net share” exercise, (B) Shares are delivered to the Optionee as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations. In addition, unless the Stock Incentive Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of shares or a “cashless” or “net share” exercise must have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or be a subsequent transaction the terms of which were provided for in a

Solidfire, Inc. 2010 Stock Incentive Plan

transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder. Notwithstanding the above and unless prohibited by the Sarbanes-Oxley Act of 2002, in the complete and absolute discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Incentive Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and that shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (that shall not be less than the prime bank loan rate as determined by the Board, that shall be established at the time of exercise, and that must be a market rate based on the rate environment at the date of exercise, taking into account the provisions of Code §7872) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its complete and absolute discretion and provided for under the Stock Incentive Agreement.

(f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. Furthermore, if a Participant holding an Option receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an Initial Public Offering of the Company’s stock, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the acquisition of any Shares by a Participant or other Option holder pursuant to the exercise of an Option, that the Participant or Option holder execute an agreement by which the Participant or Option holder agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect.

Solidfire, Inc. 2010 Stock Incentive Plan

(g) Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its complete and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, a NQSO may also be transferred by a Participant as a bona fide gift or through a domestic relations order to any “family member” (as that term is defined in 17 CFR §230.701(c)(3)) of the Participant, and in each case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Option. In the event of such a gift or transfer by domestic relations order, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its complete and absolute discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.

(h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option granted in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

(i) ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code §422(a)(2).

(j) Potential Repricing of Stock Options. With respect to any one or more Options granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Options is appropriate without the need for any additional approval of the Shareholders of the Company. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for another Option, a Restricted Stock Award, or other equity in the Company. The Board shall have the unilateral right, without the need for any consent or acquiescence by a Participant holding an Option, to reduce the Exercise Price of such Option so long as no other terms and conditions of such Option are modified and the Participant is notified in writing of the Exercise Price reduction.

Solidfire, Inc. 2010 Stock Incentive Plan

7.3 Terms and Conditions of Stock Appreciation Rights.

(a) Grants of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a SAR Exercise Price that shall be not less than the SAR Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right, not less than eighty-five percent (85%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. Any Stock Appreciation Right that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with a SAR Exercise Price equivalent to or greater than the Fair Market Value of a Share determined as of the date of such grant, consistent with Treas. Reg. §1.409A¬1(b)(5)(iv), and any other applicable guidance or regulations issued by the Internal Revenue Service. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine. To the extent that a Stock Appreciation Right is paid in cash, it shall nonetheless be deemed paid in Shares for purposes of Section 3 hereof.

(c) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part. Furthermore, if the Participant holding a Stock Appreciation Right receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Stock Appreciation Right may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The exercise period of a Stock Appreciation Right shall be tolled during any period that the Stock Appreciation Right cannot be exercised because such an exercise would violate an applicable Federal, state, local or foreign law, or would jeopardize the ability of the Company to continue as a going concern; provided, however, the period during which the Stock Appreciation Right may otherwise be exercised shall be extended only thirty (30) days after the exercise of the Stock Appreciation Right first would no longer violate such applicable Federal, state, local or foreign laws or first would no longer jeopardize the ability of the Company to continue as a going concern.

(d) Restrictions on Shares Awarded. Shares awarded pursuant to Stock Appreciation Rights shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Stock Appreciation Right as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the Stock Appreciation Rights, “first refusal”

Solidfire, Inc. 2010 Stock Incentive Plan

rights of the Company to purchase Shares acquired pursuant to the Stock Appreciation Rights prior to their sale to any other person, “drag along” rights requiring the sale of Shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s Shares, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the acquisition of any Shares by a Participant pursuant to the exercise of a Stock Appreciation Right, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect.

(e) Transferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant, except that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its complete and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, (A) a Stock Appreciation Right which is granted in connection with the grant of a NQSO may be transferred, but only with the NQSO, and (B) a Stock Appreciation Right which is not granted in connection with the grant of a NQSO, may be transferred by the Participant as a bona fide gift or through a domestic relations order to any “family member” (as that term is defined in 17 CFR §230.701(c)(3)) of the Participant, and in each case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. In the event of such a gift or transfer by domestic relations order, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its complete and absolute discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.

(f) Special Provisions for Tandem SARs. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(g) Potential Repricing of SARs. With respect to any one or more Stock Appreciation Rights granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Stock Appreciation Rights is appropriate without the need for

Solidfire, Inc. 2010 Stock Incentive Plan

any additional approval of the Shareholders of the Company. For this purpose, “repricing” of Stock Appreciation Rights shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the SAR Exercise Price of an existing Stock Appreciation Right; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Stock Appreciation Right at a time when its SAR Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Stock Appreciation Right, in exchange for another Stock Appreciation Right, a Restricted Stock Award, or other equity in the Company. The Board shall have the unilateral right, without the need for any consent or acquiescence by a Participant holding a Stock Appreciation right, to reduce the SAR Exercise Price of such Stock Appreciation Right so long as no other terms and conditions of such Stock Appreciation Right are modified and the Participant is notified in writing of the SAR Exercise Price reduction.

7.4 Terms & Conditions of Restricted Stock Awards.

(a) Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions (if any) as determined by the Board for periods determined by the Board. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established pursuant to the business criteria listed in Section 13, or based upon any other criteria that the Board may determine appropriate. Any Restricted Stock Award with restrictions that lapse based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 13, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception. Shares awarded pursuant to a Restricted Stock Award may be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the period of restriction. The Company may retain the certificates representing Shares subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment; provided, however, if the Participant holding a Restricted Stock Award receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Participant may not pay any amount for such Restricted Stock Award during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b) Acceleration of Award. The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant as part of a Restricted Stock Award.

(c) Necessity of Stock Incentive Agreement. Each grant of a Restricted Stock Award shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete and absolute discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

(d) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award

Solidfire, Inc. 2010 Stock Incentive Plan

as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the Restricted Stock Award, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Restricted Stock Award prior to their sale to any other person, “drag along” rights requiring the sale of Shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s stock, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the acquisition of any Shares pursuant to a Restricted Stock Award held by a Participant, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect.

(e) Transferability of Restricted Stock Awards. A Restricted Stock Award may not be transferred by the holder Participant, except (A) upon the death of the holder Participant, a Restricted Stock Award may be transferred by will or by the laws of descent and distribution, (B) a Restricted Stock Award may, unless the applicable Stock Incentive Agreement provides otherwise, be transferred at any time as a bona fide gift or through a domestic relations order to any “family member” (as that term is defined in 17 CFR §230.701(c)(3)) of the Participant; provided, however, that the transferee must be bound by all terms and provisions of the underlying Restricted Stock Award, and (C) a Restricted Stock Award may be transferred at any time following the lapse of all restrictions on transferability of the Restricted Stock Award. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.

(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement expressly provides otherwise, holders of Restricted Stock Awards shall, with respect to the Shares subject to such Stock Incentive Agreement, be entitled (1) to vote such Shares, and (2) to receive any dividends declared upon such Shares, during any period of restriction imposed by the Stock Incentive Agreement, but shall not be entitled (1) to vote such Shares, or (2) to receive any dividends declared upon such Shares, on or after the date on which Shares are forfeited pursuant to such Stock Incentive Agreement.

7.5 Terms & Conditions of Restricted Stock Units.

(a) Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Stock Incentive Agreement evidencing such award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment; provided, however, if a Participant holding a Restricted Stock Unit receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, no payment for the Restricted Stock Unit may be made by the Participant during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b) Vesting of Restricted Stock Units. The Board may establish a vesting schedule applicable to a Restricted Stock Unit and may specify the times, vesting and performance goal requirements that may be applicable to a Restricted Stock Unit. Until the end of the period(s) of time specified in any such vesting schedule and/or the satisfaction of any such performance criteria, the Restricted Stock Units subject to such Stock Incentive Agreement shall remain subject to forfeiture.

Solidfire, Inc. 2010 Stock Incentive Plan

(c) Acceleration of Award. The Board shall have the power to permit, in its complete and absolute discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant.

(d) Necessity of Stock Incentive Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete and absolute discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

(e) Transferability of Restricted Stock Units. Except as otherwise provided in a Participant’s Restricted Stock Unit Award, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Stock Incentive Agreement may provide for more limited transferability than is described above.

(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units.

(g) Code §409A Requirements. A Restricted Stock Unit must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of Restricted Stock Units under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Restricted Stock Unit.

(h) No ERISA Employee Benefit Plan Created. Except to the extent that the Board expressly determines otherwise in resolutions, a Restricted Stock Unit must contain terms and provisions designed to ensure that the Restricted Stock Unit will not be considered an “employee benefit plan” as defined in ERISA §3(3).

(i) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Units shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Unit as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the Restricted Stock Units, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Restricted Stock Units prior to their sale to any other person, “drag along” rights requiring the sale of Shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s Shares, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the grant of any Shares to a Participant pursuant to the exercise of a Restricted Stock Unit, that the Participant execute an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect.

Solidfire, Inc. 2010 Stock Incentive Plan

8	SECURITIES REGULATION

Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Stock Incentive or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Incentive granted under this Plan may at the complete and absolute discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. The Company shall not be required to issue any Shares under any Stock Incentive if the issuance of such Shares would constitute a violation by the Participant, the Company or any other person of any provisions of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Shares pursuant hereto or pursuant to a grant of a Stock Incentive to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that Shares may not be issued pursuant to a Stock Incentive unless and until the Shares covered by such grant are registered or are exempt from registration, the issuance of Shares pursuant to such grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9	LIFE OF PLAN

No Stock Incentive shall be granted under this Plan on or after the earlier of:

9.1 the tenth (10th) anniversary of the Effective Date of this Plan (or the tenth (10th) anniversary of the Amendment Date of any subsequent amendment to this Plan if such amendment would require the approval of the shareholders pursuant to Treas. Reg. §1.422-2(b)(2) and such approval was obtained), or

9.2 the date on which all of the Shares available for issuance under Section 3 of this Plan have (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan, lapse of all restrictions under Restricted Stock Awards granted under this Plan, or vesting and payment of all Restricted Stock Units granted under this Plan) been issued or no longer are available for use under this Plan.

After such date, this Plan shall continue in effect with respect to any then-outstanding Stock Incentives until (1) all then-outstanding Options and Stock Appreciation Rights have been exercised in full or are no longer exercisable, (2) all Restricted Stock Awards have vested or been forfeited, and (3) all Restricted Stock Units have vested and been paid or been forfeited.

Solidfire, Inc. 2010 Stock Incentive Plan

10	ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any Eligible Recipient under Section 3 of this Plan, the number and type of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights, may be adjusted by the Board in its complete and absolute discretion in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits; provided, however, that the Board shall be required to make such adjustments if such change in the capitalization of the Company constitutes an “equity restructuring” as defined in FAS 123R. Furthermore, the Board shall have the right to, and may in its complete and absolute discretion, adjust (in a manner that satisfies the requirements of Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) that provides for the substitution or assumption of such Stock Incentives; provided, however, that the Board shall be required to make such adjustments if such corporate transaction constitutes an “equity restructuring” as defined in FAS 123R. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

11	CHANGE OF CONTROL OF COMPANY

11.1 General Rule for Options. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting and/or exercisability of any such Non-Assumed Option on or before a specified Action Effective Date; and/or

(b) Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of a specified Action Effective Date; and/or

(c) Unilaterally cancel any such Non-Assumed Option as of a specified Action Effective Date in exchange for:

(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

Solidfire, Inc. 2010 Stock Incentive Plan

(2) cash or other property equal in value to the excess of the Fair Market Value of any Shares (or fractional Shares) that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

(d) Unilaterally cancel any such Non-Assumed Option as of a specified Action Effective Date in exchange for cash or other property equal in value to the excess of the Change of Control Value of any Shares (or fractional Shares) that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

(e) Unilaterally cancel any such Non-Assumed Option after a specified Action Effective Date after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) on or before such Action Effective Date, and (2) reasonable notice of such opportunity to exercise prior to such Action Effective Date; and/or

(f) Unilaterally require the exercise of, and unilaterally cause the exercise of, any such Non-Assumed Option by a “cashless” or “net share” exercise (as described in Section 7.2(e) hereof) as of a specified Action Effective Date; and/or

(g) Unilaterally cancel any such Non-Assumed Option as of a specified Action Effective Date and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of such Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.

With respect to subsection (d) above, notwithstanding any provision of this Plan or any Stock Incentive Agreement to the contrary, unless prohibited by the Sarbanes-Oxley Act of 2002, the Committee may, in its complete and absolute discretion, allow the holder of any such Non-Assumed Option to exercise such Non-Assumed Option under the provisions of subsection (d) above with a promissory note which shall become due and payable as of, or shortly after, the date of the Change of Control on such terms and conditions as the Committee may determine, consistent with the requirements of Code §7872. However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.2 General Rule for SARs. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Appreciation Rights granted under this Plan, with respect to any Stock Appreciation Right granted under this Plan that is not so assumed or substituted (a “Non-Assumed SAR”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed SARs, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting and/or exercisability of such Non-Assumed SAR on or before a specified Action Effective Date; and/or

Solidfire, Inc. 2010 Stock Incentive Plan

(b) Unilaterally cancel any such Non-Assumed SAR which has not vested or which has not become exercisable as of a specified Action Effective Date; and/or

(c) Unilaterally cancel such Non-Assumed SAR as of a specified Action Effective Date in exchange for:

(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate SAR Exercise Price for such Shares subject to such Non-Assumed SAR; and/or

(2) cash or other property equal in value to the excess of the Fair Market Value of any Shares (or fractional Shares) subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate SAR Exercise Price for such Shares subject to such Non-Assumed SAR; and/or

(d) Unilaterally cancel any such Non-Assumed SAR as of a specified Action Effective Date in exchange for cash or other property equal in value to the excess of the Change of Control Value of any Shares (or fractional Shares) subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate SAR Exercise Price for such Shares subject to such Non-Assumed SAR; and/or

(e) Unilaterally cancel such Non-Assumed SAR as of a specified Action Effective Date after providing the holder of such SAR with (1) an opportunity to exercise such Non-Assumed SAR to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) on or before such Action Effective Date, and (2) reasonable notice of such opportunity to exercise prior to such Action Effective Date; and/or

(f) Unilaterally require the exercise of, and unilaterally cause the exercise of, any such Non-Assumed SAR as of a specified Action Effective Date; and/or

(g) Unilaterally cancel such Non-Assumed SAR and notify the holder of such SAR of such action, but only if the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the SAR Exercise Price for such Non-Assumed SAR.

However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed SAR is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a SAR.

11.3 General Rule for Restricted Stock Units. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Restricted Stock Units granted under this Plan, with

Solidfire, Inc. 2010 Stock Incentive Plan

respect to any Restricted Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed RSU”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed RSUs, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting of such Non-Assumed RSU on or before a specified Action Effective Date; and/or

(b) Unilaterally cancel any such Non-Assumed RSU which has not vested as of a specified Action Effective Date; and/or

(c) Unilaterally cancel such Non-Assumed RSU as of a specified Action Effective Date in exchange for:

(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that are equal to the number of Shares subject to such Non-Assumed RSU determined as of such Action Effective Date (taking into account vesting); and/or

(2) cash or other property equal in value to the Fair Market Value of the Shares (or fractional Shares) subject to such Non-Assumed RSU determined as of such Action Effective Date (taking into account vesting); and/or

(d) Unilaterally cancel such Non-Assumed RSU as of a specified Action Effective Date and notify the holder of such RSU of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting) is zero.

However, notwithstanding the foregoing, to the extent that the Participant holding a Non-Assumed RSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an RSU.

11.4 General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change of Control.

12	AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, shareholder approval of an amendment to the Plan may be necessary (1) in order for the Plan to continue to be able to issue ISOs under Code §422 pursuant to Treas. Reg. §1.422- 2(b)(2)(iii), (2) in order for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception pursuant to Treas. Reg. §1.162-27(e)(2)(vi), and (3) in order for the Plan to comply with rules promulgated by an established stock exchange or a national market system if the Company is, or becomes, listed or traded on any such established stock exchange or

Solidfire, Inc. 2010 Stock Incentive Plan

national market system, and, in all cases, the Board shall determine whether approval by the shareholders shall be requested and/or required in its complete and absolute discretion after due consideration of such matters. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. (See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)

13	PERFORMANCE CRITERIA FOR PERFORMANCE-BASED EXCEPTION

13.1 Performance Goal Business Criteria. The following performance measure(s) must be used by a Committee composed of solely two (2) or more Outside Directors to determine the degree of payout and/or vesting with respect to a Stock Incentive granted pursuant to this Plan in order for such Stock Incentive to qualify for the Performance-Based Exception:

(a) Earnings per share;

(b) Net income (before or after taxes);

(c) Return measures (including, but not limited to, return on assets, equity or sales);

(d) Cash flow return on investments which equals net cash flows divided by owners equity;

(e) Earnings before or after taxes, depreciation and/or amortization;

(f) Gross revenues;

(g) Operating income (before or after taxes);

(h) Total shareholder returns;

(i) Corporate performance indicators (indices based on the level of certain services provided to customers);

(j) Achievement of sales targets;

(k) Completion of acquisitions;

(l) Cash generation, profit and/or revenue targets;

(m) Growth measures, including revenue growth, as compared with a peer group or other benchmark;

(n) Share price (including, but not limited to, growth measures and total shareholder return); and/or

(o) Pre-tax profits.

Solidfire, Inc. 2010 Stock Incentive Plan

The Board may propose for shareholder vote and shareholder approval a change in these general performance measures set forth in this Section at any time.

13.2 Discretion in Formulation of Performance Goals. Unless an applicable Stock Incentive Agreement expressly provides otherwise, the Board shall have the complete and absolute discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Incentives that are to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the complete and absolute discretion to adjust such Stock Incentives downward).

13.3 Performance Periods. The Board shall have the complete and absolute discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and, for Stock Incentives that are to qualify for the Performance-Based Exception, must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).

13.4 Modifications to Performance Goal Business Criteria. In the event that the applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures noted above without obtaining shareholder approval of such changes, the Board shall have complete and absolute discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m) and without regard to the provisions of this Section 13; otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.

14	MISCELLANEOUS

14.1 Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise of such Stock Incentive until (i) the Shares subject to such Stock Incentive have been recorded on the Company’s official shareholder records as having been issued and transferred to such Participant, and (ii) the Participant has executed an agreement by which the Participant agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect. Upon the grant of a Stock Incentive or a Participant’s exercise of such Stock Incentive, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer.

14.2 No Guarantee of Continued Relationship. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or a contract to perform services and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

14.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or a Stock Appreciation Right, or satisfaction of conditions under a

Solidfire, Inc. 2010 Stock Incentive Plan

Restricted Stock Unit, or grant of (if a Code §83(b) election is properly made) or substantial vesting of a Restricted Stock Award, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, or as a condition to the grant (if a Code §83(b) election is properly made) or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant (if a Code §83(b) election is properly made) or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to or less than the minimum amount of taxes required to be withheld.

14.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

14.5 Unfunded Plan. To the extent that cash or property is payable to a participant under this Plan, such cash or property will be paid by the Company from its general assets, and any person entitled to such a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company. Shares to be distributed hereunder will be issued directly by the Company from its authorized but unissued or “treasury” stock or a combination thereof. The Company will not be required to segregate on its books or otherwise establish any funding procedure for the amount to be used for the payment of benefits under the Plan. If, however, the Company determines to reserve Shares or other assets to discharge its obligations hereunder, such reservation will not be deemed to create a trust or other funded arrangement.

14.6 No Fiduciary Relationship. Nothing contained in this Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company, a Subsidiary or a Parent and any Participant or executor, administrator, or other personal representative or designated beneficiary of such Participant or any other persons.

14.7 Relationship to Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company, a Parent, or a Subsidiary, nor shall the adoption of this Plan preclude the Company or a Parent or Subsidiary from establishing any other form of incentive or other compensation plan for Employees or Key Persons of the Company or a Parent or Subsidiary.

Solidfire, Inc. 2010 Stock Incentive Plan

14.8 Governing Law. The granting of Stock Incentives under this Plan, the exercisability of any Stock Incentives and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required by applicable law. Specifically, the laws of the State of Georgia shall govern this Plan and any Stock Incentive Agreement issued hereunder. If any state’s conflict of law rules would apply another state’s laws, the laws of the State of Georgia shall still govern.

Solidfire, Inc. 2010 Stock Incentive Plan

AMENDMENT NO. 1 TO SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) is made effective as of July 27, 2010, to the SolidFire, Inc. (the “Company”) 2010 Stock Incentive Plan (the “Plan”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

WHEREAS, the purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining officers, directors, employees and consultants with outstanding abilities by making it possible for them to purchase shares of the capital stock of the Company on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain in the service of the Company; and

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) on behalf of the Company has the right to amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to set the maximum number of shares that may be issued pursuant to options that may be granted thereunder at 412,049 (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event); and

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“3.1 Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Four Hundred Twelve Thousand Forty-Nine (412,049), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares which have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes.”

2. All references to Georgia in the Plan shall be deleted and replaced with Delaware.

3. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

4. This Amendment was duly adopted by a resolution unanimously approved by the Board, and was approved by a resolution adopted by the stockholders of the Company.

AMENDMENT NO. 2 TO SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 2 (this “Amendment”) is made effective as of January 21, 2011, to the SolidFire, Inc. (the “Company”) 2010 Stock Incentive Plan, as amended by Amendment No. 1 to the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

WHEREAS, the purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining officers, directors, employees and consultants with outstanding abilities by making it possible for them to purchase shares of the capital stock of the Company on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain in the service of the Company; and

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) on behalf of the Company has the right to amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to (i) define the Company’s business; (ii) to set the maximum number of shares that may be issued pursuant to options that may be granted thereunder at 643,467 (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event); and (iii) to set the maximum number shares that may be issued pursuant to options that may be granted that may be issued to a Participant (as defined therein) in a calendar year; and

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“2.3 Business means the business of providing data storage software and services”

2.	Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“3.1 Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Six Hundred Forty Three Thousand Four Hundred Sixty-Seven (643,467), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares which have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes.”

3.	Section 3.4 of the Plan is hereby deleted in its entirety and replaced with the following:

“3.4 Code §162(m) Participant Limitation. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of Six Hundred Thousand (600,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.”

4.	Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

5.	This Amendment was duly adopted by a resolution unanimously approved by the Board, and was approved by a resolution adopted by the stockholders of the Company.

AMENDMENT NO. 3 TO SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 3 (this “Amendment”) is made effective as of December 6, 2011, to the SolidFire, Inc. (the “Company”) 2010 Stock Incentive Plan, as amended by Amendments No. 1 and No. 2 to the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

WHEREAS, the purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining officers, directors, employees and consultants with outstanding abilities by making it possible for them to purchase shares of the capital stock of the Company on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain in the service of the Company;

WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors (the “Board”) on behalf of the Company has the right to amend the Plan in connection with certain recapitalization events;

WHEREAS, the Board has approved a five-for-one forward stock split of all of the Company’s outstanding shares of capital stock (the “Forward Stock Split”); and

WHEREAS, in connection with the Forward Stock Split, the Board desires to amend the Plan to (i) to increase the maximum number of shares that may be issued pursuant to options that may be granted thereunder from 643,467 to 3,217,335 shares (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event after the Forward Stock Split); and (iii) to increase the maximum number shares that may be issued pursuant to options that may be granted that may be issued to a Participant (as defined therein) in a calendar year; and

NOW, THEREFORE, effective upon the consummation of the Forward Stock Split, the Plan is hereby amended as follows:

1. The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“The total number of shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Three Million Two Hundred Seventeen Thousand Three Hundred Thirty-Five (3,217,335), as adjusted pursuant to Section 10.”

2. Section 3.4 of the Plan is hereby deleted in its entirety and replaced with the following:

“3.4 Code §162(m) Participant Limitation. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of Three Million (3,000,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.”

3. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force or effect.

4. This Amendment was duly adopted by a resolution unanimously approved by the Board.

AMENDMENT NO. 4 TO SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 4 (this “Amendment”) is made effective as of October 16, 2012, to the SolidFire, Inc. (the “Company”) 2010 Stock Incentive Plan, as amended by Amendments No. 1, No. 2 and No. 3 to the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

WHEREAS, the purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining officers, directors, employees and consultants with outstanding abilities by making it possible for them to purchase shares of the capital stock of the Company on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain in the service of the Company;

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) on behalf of the Company has the right to amend the Plan;

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares that may be issued pursuant to options that may be granted thereunder from 3,217,335 shares to 3,635,425 shares (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event after the date hereof); and

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“The total number of shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed three million six hundred thirty five thousand four hundred twenty five (3,635,425) as adjusted pursuant to Section 10.”

2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force or effect.

3. This Amendment was duly adopted by a resolution unanimously approved by the Board.

AMENDMENT NO. 5 TO SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 5 (this “Amendment”) is made effective as of December 12, 2012, to the SolidFire, Inc. (the “Company”) 2010 Stock Incentive Plan, as amended by Amendments No. 1, No. 2, No. 3 and No. 4 to the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

WHEREAS, the purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining officers, directors, employees and consultants with outstanding abilities by making it possible for them to purchase shares of the capital stock of the Company on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain in the service of the Company;

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) on behalf of the Company has the right to amend the Plan;

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares that may be issued pursuant to options that may be granted thereunder from 3,635,425 shares to 4,594,488 shares (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event after the date hereof); and

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“The total number of shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed four million five hundred ninety-four thousand four hundred eighty-eight (4,594,488) as adjusted pursuant to Section 10.”

2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force or effect.

3. This Amendment was duly adopted by a resolution unanimously approved by the Board.

AMENDMENT NO. 6 TO SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 6 (this “Amendment”) is made effective as of July 2, 2013, to the SolidFire, Inc. (the “Company”) 2010 Stock Incentive Plan, as amended by Amendments No. 1, No. 2, No. 3, No. 4 and No. 5 to the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

WHEREAS, the purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining officers, directors, employees and consultants with outstanding abilities by making it possible for them to purchase shares of the capital stock of the Company on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain in the service of the Company;

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) on behalf of the Company has the right to amend the Plan;

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares that may be issued pursuant to options that may be granted thereunder from 4,594,488 shares to 5,584,625 shares (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event after the date hereof); and

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“The total number of shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed five million five hundred eighty-four thousand six hundred twenty-five (5,584,625) as adjusted pursuant to Section 10.”

2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force or effect.

3. This Amendment was duly adopted by a resolution unanimously approved by the Board.

AMENDMENT NO. 7 TO SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 7 (this “Amendment”) is made effective as of October 6, 2014, to the SolidFire, Inc. (the “Company”) 2010 Stock Incentive Plan, as amended by Amendments No. 1, No. 2, No. 3, No. 4, No. 5 and No. 6 to the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

WHEREAS, the purpose of the Plan is to enable the Company to compete successfully in attracting, motivating and retaining officers, directors, employees and consultants with outstanding abilities by making it possible for them to purchase shares of the capital stock of the Company on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and encourage them to remain in the service of the Company;

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) on behalf of the Company has the right to amend the Plan;

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares that may be issued pursuant to options that may be granted thereunder from 5,584,625 shares (before giving effect to the currently contemplated 2-for-1 forward split of all shares of the Company’s outstanding capital stock (the “Forward Stock Split”)) to 12,349,958 shares (after giving effect to the Forward Stock Split) (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event after the date hereof); and

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“The total number of shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed twelve million three hundred forty-nine thousand nine hundred fifty-eight (12,349,958) as adjusted pursuant to Section 10.”

2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force or effect.

3. This Amendment was duly adopted by a resolution unanimously approved by the Board.

SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SolidFire, Inc., a Delaware corporation (the “Company”), hereby grants as of the date (the “Grant Date”) noted below to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (“Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this Stock Option Agreement and the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

Shares Subject to Option:

Exercise Price Per Share:*

Vesting Start Date:

Option Expiration Date:*

Grant Date:

Vesting:

Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 9 on the reverse of this Stock Option Agreement.

Forfeiture:

Rights and benefits under this Option are subject to forfeiture. See Section 3(e) on the reverse side hereof.

IN WITNESS WHEREOF, this Stock Option Agreement has been executed by the Company by a duly authorized officer as of the date specified hereon.

SOLIDFIRE, INC.

By:
Title:

Type of Stock Option Intended:

Incentive Stock Option (ISO)

Non-Qualified Stock Option (NQSO)

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

Optionee,

*	If this Option is intended to be an ISO, then the Exercise Price Per Share must be at least equal to the Fair Market Value per share (or 110% of such Fair Market Value if the Optionee owns 10% or more of the Company) and the Option Expiration Date may not exceed 10 years (5 years in the case of an Optionee who owns more than 10% of the Company) from the Grant Date of this Option.

1 Exercise Period of Option. Subject to the terms and conditions of this Stock Option Agreement and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option, but only according to the vesting schedule described in Section 9 below, prior to the Option Expiration Date.

2 Restrictions on Exercise. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance. [Also, this Option may not be exercised within the first six (6) months of the Grant Date noted hereon (except in situations otherwise allowed by this Option and Section 7(e)(8)(B) of the FLSA) if the Optionee is currently, at the time of exercise, or has been at any time within the two (2) year period immediately preceding exercise, a non-exempt (as defined in the Fair Labor Standards Act) employee of the Company.

3 Termination of Option. Except as provided below in this Section, this Option shall be immediately forfeited, along with any and all rights or subsequent rights related hereto, and may not be exercised after the date which is ninety (90) days after the Optionee’s “Termination Date” (the date on which Optionee ceases to be in the Continuous Service (as defined in the Plan) of the Company, or any Parent or Subsidiary), or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date. The Board shall have complete and absolute discretion to determine an Optionee’s Termination Date.

        (a) Termination for Cause. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for Cause, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. For this purpose, “Cause” shall be defined as set forth in a written employment agreement between the Optionee and the Company in existence as of the Grant Date, or, if no such written agreement exists or if “Cause” is not defined in such written employment agreement, “Cause” shall be defined as set forth in the Plan, or, if not defined in the Plan, “Cause” shall mean actions or omissions harmful to the Company as determined by the Board in its complete and absolute discretion.

        (b) Death. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death of Optionee, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

        (c) Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the disability (within the meaning of Code §22(e)(3)) of Optionee (as determined by the Board in its complete and absolute discretion), this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

        (d) No Right to Employment or Other Relationship. Nothing in the Plan or this Stock Option Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee’s employment or other relationship at any time, with or without cause

        (e) Condition to Exercise & Possible Forfeiture. Notwithstanding the foregoing, the Optionee’s ability to exercise this Option on or after the Optionee’s Termination Date shall be contingent upon the Optionee’s execution, compliance and non-revocation of a Separation and Release Agreement approved by the Company whereby the Optionee releases the Company from any and all liability and claims of any kind. Furthermore, Optionee does hereby agree that this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, if Optionee engages in any of the Forfeiture Activities (as defined in the Plan), and that if, subsequent to the exercise of this Option, Optionee engages in any of the Forfeiture Activities, then the Company shall have the right (but not the obligation) at any time after the Optionee engages in any of the Forfeiture Activities to rescind the exercise, payment and delivery of the Shares as follows: (A) The Company may repurchase any Shares purchased pursuant to the exercise of this Option which the Optionee may then possess at a per Share price equal to the Exercise Price (as noted on the reverse side of this Agreement), and (B) The Company shall be entitled to request that Optionee forfeit and return to the Company any profits (amounts received in excess of the exercise price paid by the Optionee for the Shares) which Optionee received at the time of Optionee’s disposition of any Shares purchased pursuant to the exercise of this Option, and upon such request, Optionee shall forfeit and return to the Company any such profits within ten (10) calendar days of notice from the Company. OPTIONEE ACKNOWLEDGES AND AGREES THAT IF OPTIONEE ENGAGES IN ANY OF THE FORFEITURE ACTIVITIES, OPTIONEE SHALL FORFEIT RIGHTS AND

BENEFITS AS SET FORTH ABOVE. FURTHER, OPTIONEE ACKNOWLEDGES AND AGREES THAT OPTIONEE’S PARTICIPATION IN THE PLAN AND THIS STOCK OPTION AGREEMENT ARE VOLUNTARY, AND THAT OPTIONEE KNOWINGLY AND VOLUNTARILY AGREES THAT OPTIONEE’S RIGHTS AND BENEFITS UNDER THIS STOCK OPTION AGREEMENT ARE EXPRESSLY SUBJECT TO FORFEITURE AS SET FORTH ABOVE.

4 Manner of Exercise.

        (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed exercise agreement (“Exercise Agreement”) in such form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, and any restrictions imposed on the Shares subject to this Option (including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares). The Board shall also require, as a condition for the acquisition of any Shares by an Optionee pursuant to the exercise of an Option, that the Optionee execute an agreement by which the Optionee agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect. The Company may modify the required Exercise Agreement at any time for any reason consistent with the Plan. If the Optionee receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, this Option may not be exercised during the six (6) month period following the hardship withdrawal (unless the Company determines that such exercise would not jeopardize the tax-qualification of such Code §401(k) plan).

        (b) Exercise Price. Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares being purchased may be made in U.S. dollars in cash (by check), or by delivery to the Company of a number of Shares having an aggregate fair market value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In addition, this Option may be exercised through a brokerage transaction following registration of the Shares under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises. Furthermore, if the Company so decides in its complete and absolute discretion, this Option may be exercised as to a portion or all (as determined by the Company) of the number of Shares specified by delivery to the Company of a promissory note, as further set forth in the Plan.

        (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Optionee may, to the extent allowed by the Company, provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

        (d) Issuance of Shares. Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee’s legal representative. Optionee shall not be considered a Shareholder until such time as Shares have been issued as noted on the shareholder register of the Company. In no event shall issuance of the Shares purchased occur later than the later of (1) the last day of the calendar year during which the exercise of the Option occurs, or (2) the fifteenth (15th) day of the third month following the date on which the exercise of the Option occurs.

5 Nontransferability of Option. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution. In addition, except as expressly permitted under the Plan for NQSOs, during Optionee’s lifetime, this Option may be exercised only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee. However, if this Option is a NQSO, it may be transferred to the extent allowed by the Plan.

6 Tax Consequences. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY THE OPTIONEE THAT NO REPRESENTATIONS OR ASSURANCES ARE MADE AS TO THE QUALIFICATION OF THIS OPTION AS AN ISO OR AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE

OPTION. OPTIONEE ALSO ACKNOWLEDGES THAT EXERCISE OF AN ISO OPTION MUST GENERALLY OCCUR WITHIN NINETY (90) DAYS OF TERMINATION OF EMPLOYMENT, REGARDLESS OF ANY LONGER PERIOD ALLOWED BY THIS STOCK OPTION AGREEMENT, AND THAT THE COMPANY CANNOT AND HAS NOT GUARANTEED THAT THE IRS WILL AGREE THAT THE PER SHARE EXERCISE PRICE OF THIS OPTION EQUALS OR EXCEEDS THE FAIR MARKET VALUE OF A SHARE ON THE GRANT DATE.

7 Interpretation & Governing Law. Any dispute regarding the interpretation of this Stock Option Agreement shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee. The laws of the state where the Company shall then be incorporated shall govern this Stock Option Agreement. If such state’s conflict of law rules would apply another state’s laws, the parties agree that the laws where the Company shall then be incorporated shall still govern.

8 Entire Agreement and Other Matters. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates as of the Grant Date with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Agreement, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof. This Stock Option Agreement and the underlying Option are forfeited and become void ab initio unless this Agreement has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof within thirty (30) days of the Grant Date.

9 Vesting and Exercise of Shares. Subject to the terms of the Plan, this Stock Option Agreement and the Exercise Agreement, the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the Vesting Start Date of this Option (as noted hereon) at the time of exercise:

Vesting Schedule:
Percentage Vested:	Continuous Service:
0%	Less than 12 months

(25+((X-12)*(75/36))) % where X is the number of whole months of Continuous Service from Vesting Start Date	At least 12 months, but not 48 months

100%	48 or more months

If the above calculation of Shares available for purchase through exercise of this Option would result in a fraction, any fraction will be rounded to zero.

10 Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to this ISO on or before the later of (a) the date two (2) years after the Grant Date, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall and hereby agrees to immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee, and Optionee agrees to remit same to Company upon request. Optionee also hereby agrees that Optionee shall include the compensation from such early disposition in the Optionee’s gross income for federal tax purposes.

11 Consent to Jurisdiction & Venue. Optionee agrees that any claim arising out of or relating to this Stock Option Agreement shall be brought in a state or federal court of competent jurisdiction in Colorado. Optionee agrees to the personal jurisdiction of the state and/or federal courts located in Colorado. Optionee waives (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

12 Severability & Independent Enforcement. The provisions of this Stock Option Agreement are severable. If any provision is determined to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect. Section 3(e) above shall be construed as an agreement independent of any other agreement or provisions of this Stock Option Agreement or the Plan, and the existence of any claim or cause of action by Optionee against the Company, whether predicated on the Plan, this Stock Option Agreement, or otherwise, regardless of who was at fault and regardless of any claims that either Optionee or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of Section 3(e). The Company shall not be barred from enforcing Section 3(e) by reason of any breach of any other part of this Stock Option Agreement or any other agreement with Optionee.

UK Qualifying Sub-Plan of the SolidFire, Inc. 2010 Stock Incentive Plan

Approved by the Board on: December 16, 2014

Registered with HM Revenue & Customs on: July 2, 2014

This sub-plan together with the SolidFire, Inc. 2010 Stock Incentive Plan as amended and restated (the “Plan”) shall constitute the rules of the Qualifying UK Sub-Plan (the “Sub-Plan”).

The Sub-Plan is intended to be a Schedule 4 CSOP Scheme and its purpose is to provide Eligible Employees with benefits in the form of Qualifying Options in accordance with Schedule 4. Options granted pursuant to the terms of the Sub-Plan are intended to be qualifying options in accordance with Schedule 4.

All definitions and sections in the Plan apply to the Sub-Plan unless modified by it. In the event that there is a conflict between the terms of this Sub-Plan and the Plan, the terms of this Sub-Plan shall prevail in respect of Qualifying Options.

SECTION 1.	ADDITIONAL DEFINITIONS.

The following definitions apply for the purposes of this Sub-Plan namely:

“Constituent Company” means the Company or any Subsidiary or any company which is not under the control of any single person, but is under the control of two persons (within the meaning of Section 719 of ITEPA), one of them being the Company and to which the Board has resolved that this Sub-Plan shall for the time being extend;

“Control” has the same meaning as in section 719 ITEPA;

“Eligible Employee” shall have the meaning set out in section 4 of this Sub-Plan;

“Group” means the Company and its Subsidiaries and the phrase “Group Company” shall be construed accordingly;

“ITA” means the Income Tax Act 2007;

“ITEPA” means the Income Tax (Earning and Pensions) Act 2003;

“Market Value” means in relation to an Option granted in accordance with this Sub-Plan, on any day an amount equal to its Fair Market Value of a share and determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and in respect of the grant of an Option under this Sub-Plan agreed with HM Revenue & Customs Shares and Assets Valuation on or before that day or, if relevant, as determined using a method of valuation set out in an agreement between the Company and HM Revenue & Customs Shares and Assets Valuation that applies and remains valid on the relevant date and where a Share is subject to a restriction, Market Value is to be determined as if the Share were not subject to that restriction;

“Option Shares” means, in relation to a Qualifying Option, the Shares which are subject to it;

“Optionee” means the grantee of a Qualifying Option;

“Qualifying Option” means an NQSO option to acquire shares of Common Stock granted under the terms of this Sub-Plan which meets the requirements of Schedule 4.

“Schedule 4” means Schedule 4 to ITEPA;

“Schedule 4 CSOP Scheme” shall have the meaning given to it by section 521(4) ITEPA;

“Sub-Plan” means this UK qualifying sub-plan of the SolidFire, Inc. 2010 Stock Incentive Plan;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 1159 of the Companies Act 2006) and of which the Company has control (within the meaning of section 719 of ITEPA);

“Tax Charge” means all forms of taxation, including employee’s and employer’s national insurance contributions and income tax whenever created or arising and whether of the United Kingdom or any other jurisdiction together with any other amount whatsoever, without limitation, payable by the Company and/or any Group Company or in respect of the Company and/or any Group Company has a duty to account as a result of any laws of any jurisdiction relating to taxation;

“Variation” means in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a sub-division, consolidation, reduction or any other variation in respect of which the Board will allow an adjustment of Options;

“Withholding Liability” means the liability of the Company and/or any Group Company to account for any Tax Charge in connection with the exercise of a Qualifying Option.

SECTION 2.	GRANT OF QUALIFYING OPTIONS

(a)	No Stock Incentive other than Qualifying Options may be granted under the Sub-Plan.

(b)	When a Qualifying Option is granted pursuant to the Sub-Plan the Stock Incentive Agreement evidencing the grant shall specify the following information:

(i)	the number and class of Share over which the Option is granted;

(ii)	the Exercise Price

(iii)	the Date of Grant

(iv)	whether or not the Shares over which the Option is granted may be subject to any restrictions following exercise of the Option and, if so, details of such restrictions;

(v)	the period during which the Option may be exercised;

(vi)	the identity of the grantor of the Option;

(vii)	the full terms of any objective conditions, including any Performance Goals, affecting the terms or extent of the Participant’s entitlement; and

(viii)	that the Option is granted under the provisions of Schedule 4.

SECTION 3.	ADMINISTRATION

The authority of the Board in section 5.2 and sections 7.2(a) and 7.2(j) of the Plan to amend the terms, conditions or provisions of any outstanding Stock Incentives shall not apply to Qualifying Options granted under this Sub-Plan.

SECTION 4.	ELIGIBLE EMPLOYEES

(a)	Subject to section 4(b), a person is eligible to be granted a Qualifying Option under the terms of the Sub-Plan if (and only if) he is a full-time director or qualifying employee of a Constituent Company and otherwise meets the eligibility requirements under Section 4 of the Plan.

(b)	For the purposes of section 4(a):

(i)	a person shall be treated as a full-time director of a Constituent Company if he is obliged to devote to the performance of the duties of his office or employment not less than 25 hours a week (excluding meal breaks); and

(ii)	a qualifying employee is an employee of the Constituent Company (other than one who is a director of a Constituent Company).

(c)	A person is not eligible to be granted a Qualifying Option at any time when he is not eligible to participate in this Sub-Plan by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

SECTION 5.	SHARES SUBJECT TO THE SUB-PLAN

Option Shares must satisfy the conditions specified in paragraphs 16-20 of Schedule 4 when the Qualifying Option is granted and when it is exercised.

SECTION 6.	EXERCISE PRICE

(a)	The exercise price of a Qualifying Option shall not be less than the Market Value of a Share on the date on which the Qualifying Option is granted and shall be stated in the Stock Incentive Agreement of the Qualifying Option, such Stock Incentive Agreement to be issued to the Optionee as soon as practicable after the date of grant.

(b)	The second part of the first sentence of Section 7.2(f) of the Plan (that the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised, in whole or in part) shall apply to this Sub-Plan only if the terms of the option provides for such acceleration and the Committee exercises the discretion fairly and reasonably whilst the Sub-Plan is a Schedule 4 CSOP Scheme.

SECTION 7.	LIMITS

(a)	No person shall be granted Qualifying Options under this Sub-Plan which would, at the time they are granted, cause the aggregate Market Value of the shares which he may acquire in pursuance of Qualifying Options under this Sub-Plan or under any other share option plan, not being a savings-related option plan, qualifying under Schedule 4 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed £30,000 (or such other limit as may from time to time be imposed by Schedule 4).

(b)	For the purposes of this Section 7, the market value of the shares in relation to which an Option was granted shall be calculated:

(i)	in the case of a Qualifying Option granted under this Sub-Plan, as on the date of grant; and

(ii)	in the case of an option granted under any other approved plan, not being a savings-related option plan, qualifying under Schedule 4 and established by the Company or by any associated company of the Company, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 22 of Schedule 4, such earlier time or times as may be provided in the agreement.

(c)	If a Qualifying Option is granted pursuant to the Sub-Plan in excess of the limit in Section 7(a) above, it shall be limited and take effect such that it is within the limit.

(d)	For the purposes of this Section 7 “associated company” shall have the same meaning as in Schedule 4.

SECTION 8.	TRANSFERABILITY OF OPTIONS

(a)	Section 7.2(g) of the Plan shall not apply to the Qualifying Options and instead this Section 8 shall apply.

(b)	A Qualifying Option shall not, subject to Section 11 below, be capable of transfer and a Qualifying Option shall immediately lapse and cease to be exercisable if:

(i)	the Optionee transfers, or assigns (other than to the Optionee’s legal personal representatives following the Optionee’s death), mortgages, charges or otherwise disposes of the Qualifying Option, deals with it, or purports or attempts to do any one or more such thing; or

(ii)	the Optionee is adjudicated bankrupt or a bankruptcy order is made against the Optionee, or the Optionee makes a composition with his creditors or does any other similar thing in any part of the world.

SECTION 9.	VESTING GENERALLY

A Qualifying Option may be granted subject to performance goals (as determined by the Board) provided that the performance criteria selected for the purposes of establishing the performance goals for a given performance period are objective and are specified not later than the date of grant of the Qualifying Option.

SECTION 10.	EXERCISE

(a)	If the Option Shares do not satisfy the requirements of paragraphs 16 to 20 of Schedule 4 when the Qualifying Option is exercised:

(i)	a Qualifying Option may be exercised notwithstanding that fact (but subject to the other provisions of this Sub-Plan); and

(ii)	the Company shall notify HM Revenue & Customs in accordance with the provisions of Part 7 of Schedule 4.

(b)	An Optionee is not eligible to exercise a Qualifying Option at any time when he is not eligible to participate in this Sub-Plan by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

(c)	As soon as is reasonably practicable and in any event within 30 days after a valid exercise of a Qualifying Option the Company will do all things necessary to issue and allot or, if appropriate, procure the transfer to the Optionee of the Shares in respect of which the Qualifying Option is then exercised.

(d)	All Shares allotted under this Sub-Plan shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of allotment.

(e)	Notwithstanding Section 7.2(e) of the Plan, payment of the Exercise Price shall only be in cash, by certified or bank cheque or other instrument acceptable to the Board.

SECTION 11.	DEATH OF OPTIONNEE

A Qualifying Option may only be exercised by the Optionee’s legal personal representatives for a period of twelve (12) months following death.

SECTION 12.	CAPITALISATION ADJUSTMENTS

(a)	At a time when this Sub-Plan is a Schedule 4 CSOP Scheme, no adjustment under section 10 of the Plan shall be made unless:

(i)	the total Market Value of the Option Shares under an Option is immediately after the Variation substantially the same as what it was immediately before the Variation; and

(ii)	the total price at which those Option Shares may be acquired is substantially the same as what it was immediately before the Variation.

(b)	No adjustment to the Qualifying Option may be made which would result in the requirements of Schedule 4 not being met in relation to that Qualifying Option.

(c)	Any adjustment made to a Qualifying Option in accordance with this section 12 shall be notified to HM Revenue & Customs in accordance with paragraph 28B(6) of Schedule 4.

SECTION 13.	CORPORATE TRANSACTIONS

(a)	Section 11 of the Plan shall not apply to the Qualifying Option and instead this section 13 shall apply.

(b)	In the case of and subject to the consummation of a Change of Control, the Sub-Plan and all outstanding Qualifying Options granted hereunder shall terminate unless provision is made in the sole discretion of the parties thereto for the substitution of such Qualifying Options in accordance with Sub-Section 13(c) below.

(c)	If any company (“the Acquiring Company”):

(i)	obtains Control of the Company as a result of making either:

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

a general offer to acquire all the shares in the Company which are of the same class as Option Shares, or

(ii)	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 895 to 901 of the Companies Act 2006;

(iii)	obtains Control of the Company as a result of a non-UK company reorganisation or arrangement which has become binding on the shareholders covered by it; or

(iv)	becomes bound or entitled to acquire shares in the Company under sections 979 to 982 or 983 to 985 of the Companies Act 2006 as a result of a takeover offer as defined in section 974 of the Companies Act 2006;

any Optionee may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4), by agreement with the acquiring company, release any Qualifying Option which has not lapsed (“the Old Option”) in consideration of the grant to him of an option (“the New Option”) which (for the purposes of paragraphs 26 and 27 of Schedule 4) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

(d)	The New Option shall not be regarded as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of this Sub-Plan shall for this purpose be construed as if:

(i)	the New Option were a Qualifying Option granted under this Sub-Plan at the same time as the Old Option;

(ii)	except for the purposes of the definitions of “Constituent Company” “Subsidiary” and “Group Company” in Section 1 of this Sub-Plan the expression “the Company” were defined as “a company whose shares may be acquired by the exercise of Qualifying Options granted under this Sub-Plan”.

SECTION 14.	AMENDMENT

(a)	Notwithstanding Section 12 of the Plan, the terms and conditions of a Qualifying Option may not be modified after the date of grant save in accordance with section 14(b) below and all terms including when the Qualifying Option shall become exercisable must be stated at the date of grant in accordance with section 2 herein.

(b)	No amendment shall be made to a Qualifying Option which would result in the requirements of Schedule 4 not being met in relation to that option.

(c)	Any amendment under Section 12 made to a key feature (as defined in paragraph 28B(8) of Schedule 4) shall be notified to HM Revenue & Customs in accordance with paragraph 28B(6) of Schedule 4.

SECTION 15.	MISCELLANEOUS

(a)	Section 14.3 of the Plan shall not apply to the Sub-Plan.

(b)	No Qualifying Option shall be exercisable and no obligation shall arise upon the Company to procure the issue or transfer of Shares unless and until the Company is satisfied that either:

(i)	the Optionee has made payment, or has made arrangements satisfactory to the Company for the payment to it and/or any Group Company of such sum as is sufficient to settle any Withholding Liability in any jurisdiction which is or would be recoverable from such person in connection with the exercise of a Qualifying Option and in respect of which the Company and/or any Group Company is liable to account (in any jurisdiction); or

(ii)	such person has entered into an agreement with it and/or any Group Company (in a form satisfactory to the Company) to ensure that such a payment is made by the Optionee.

SECTION 16.	TERMINATION OF THE SUB-PLAN

The Sub-Plan will automatically terminate on the day of termination of the Plan in accordance with section 12 of the Plan.

SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT (INTERNATIONAL)

SolidFire, Inc., a Delaware corporation (the “Company”), hereby grants as of the date (the “Grant Date”) noted below to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (“Shares”) at the exercise price in United States dollars per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this Stock Option Agreement (International) and the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

Shares Subject to Option:	☐

Exercise Price Per Share:	☐

Vesting Start Date:	☐

Option Expiration Date:	☐

Grant Date:	☐

Vesting:

Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 9 on the reverse of this Stock Option Agreement (International).

Forfeiture:

Rights and benefits under this Option are subject to forfeiture. See Section 3(e) on the reverse side hereof.

IN WITNESS WHEREOF, this Stock Option Agreement (International) has been executed by the Company by a duly authorized officer as of the date specified hereon.

SOLIDFIRE, INC.

By:
Title:

☐	Type of Stock Option Intended:
Non-Qualified Stock Option (NQSO)

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Agreement (International). Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

[Name of Optionee]

Address/Country

1 Exercise Period of Option. Subject to the terms and conditions of this Stock Option Agreement (International) and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option, but only according to the vesting schedule described in Section 9 below, prior to the Option Expiration Date.

2 Restrictions on Exercise. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws including, without limitation, the laws and regulations of your country of residence, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission (“SEC”), any state or foreign securities commission or any stock exchange to effect such compliance. Further, you agree that the Company shall have unilateral authority to amend the Plan and this Stock Option Agreement (International) to the extent necessary to comply with securities or other laws applicable to the issuance of the Shares.

3 Termination of Option. Except as provided below in this Section, this Option shall be immediately forfeited, along with any and all rights or subsequent rights related hereto, and may not be exercised after the date which is ninety (90) days after the Optionee’s “Termination Date” (the date on which Optionee ceases to be in the Continuous Service (as defined in the Plan) of the Company, or any Parent or Subsidiary), or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date. The Board shall have complete and absolute discretion to determine an Optionee’s Termination Date.

        (a) Termination of Option for Cause. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for Cause, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. For this purpose, “Cause” shall be defined as set forth in a written employment agreement between the Optionee and the Company in existence as of the Grant Date, or, if no such written agreement exists or if “Cause” is not defined in such written employment agreement, “Cause” shall be defined as set forth in the Plan, or, if not defined in the Plan, “Cause” shall mean actions or omissions harmful to the Company as determined by the Board in its complete and absolute discretion.

        (b) Death. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death of Optionee, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

        (c) Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the disability (within the meaning of Code §22(e)(3)) of Optionee (as determined by the Board in its complete and absolute discretion), this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

        (d) No Right to Employment or Other Relationship. Nothing in the Plan or this Stock Option Agreement (International) shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee’s employment or other relationship at any time in accordance with applicable law.

        (e) Condition to Exercise & Possible Forfeiture. Notwithstanding the foregoing, and subject to applicable law, the Optionee’s ability to exercise this Option on or after the Optionee’s Termination Date shall be contingent upon the Optionee’s execution, compliance and non-revocation of a Separation and Release Agreement approved by the Company whereby the Optionee releases the Company (and any Subsidiary with whom Optionee has an employment or services agreement) from any and all liability and claims of any kind to the maximum extent permitted by applicable law. Furthermore, Optionee does hereby agree that this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, if Optionee engages in any of the Forfeiture Activities (as defined in the Plan), and that if, subsequent to the exercise of this Option, Optionee engages in any of the Forfeiture Activities, then the Company shall have the right (but not the obligation) at any time after the Optionee engages in any of the Forfeiture Activities to rescind the exercise, payment and delivery of the Shares as follows: (A) The Company may repurchase any Shares purchased pursuant to the exercise of this Option which the Optionee may then possess at a per Share price equal to the Exercise Price (as noted on the reverse side of this Agreement), and (B) The Company shall be entitled to request that Optionee forfeit and return to the Company any profits (amounts received in excess of the exercise price paid by the Optionee for the Shares) which Optionee received at the time of Optionee’s disposition of any Shares purchased pursuant to the exercise of this Option, and upon such request, Optionee shall forfeit and return to the Company any such profits within ten (10) calendar days of notice from the Company. OPTIONEE ACKNOWLEDGES AND AGREES THAT IF OPTIONEE ENGAGES IN ANY OF THE FORFEITURE ACTIVITIES, OPTIONEE SHALL FORFEIT RIGHTS AND BENEFITS AS SET FORTH ABOVE. FURTHER, OPTIONEE ACKNOWLEDGES AND AGREES THAT OPTIONEE’S PARTICIPATION IN THE PLAN AND THIS STOCK OPTION AGREEMENT (INTERNATIONAL) ARE VOLUNTARY, AND THAT OPTIONEE KNOWINGLY AND VOLUNTARILY AGREES THAT OPTIONEE’S RIGHTS AND BENEFITS UNDER THIS STOCK OPTION AGREEMENT (INTERNATIONAL) ARE EXPRESSLY SUBJECT TO FORFEITURE AS SET FORTH ABOVE.

4 Manner of Exercise.

        (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed exercise agreement (“Exercise Agreement”) in such form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, and any restrictions imposed on the Shares subject to this Option (including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal or foreign securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky, state or foreign securities laws applicable to such Shares). The Board shall also require, as a condition for the acquisition of any Shares by an Optionee pursuant to the exercise of an Option, that the Optionee execute an agreement by which the Optionee agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect. The Company may modify the required Exercise Agreement at any time for any reason consistent with the Plan.

        (b) Exercise Price. Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. All amounts due are payable in United States dollars calculated by reference to the local currency to United States dollar exchange rate published in the Wall Street Journal on the date of exercise (or if the date of exercise is not a business day in the United States, the next available business day in the United States). Payment for the Shares being purchased may be made in U.S. dollars in cash (by check), or by delivery to the Company of a number of Shares having an aggregate fair market value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In addition, this Option may be exercised through a brokerage transaction following registration of the Shares under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises.

        (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal, state or foreign withholding obligations of the Company or any Subsidiary. Subject to applicable law, Optionee may, to the extent allowed by the Company, provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised. You acknowledge that regardless of any action taken by the Company or a Subsidiary, the ultimate responsibility for withholding taxes is and remains your responsibility and may exceed the amount actually withheld by the Company or a Subsidiary. Optionee further acknowledges that the Company and/or its Subsidiaries make no representations or undertakings regarding the treatment of any withholding taxes in connection with any aspect of the Option including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of the Shares acquired pursuant to such exercise and the receipt of any dividends. Further, if Optionee is subject to withholding taxes in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or any Subsidiary may be required to withhold or account for withholding taxes in more than one jurisdiction.

        (d) Issuance of Shares. Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee’s legal representative. Optionee shall not be considered a Shareholder until such time as Shares have been issued as noted on the shareholder register of the Company. In no event shall issuance of the Shares purchased occur later than the later of (1) the last day of the calendar year during which the exercise of the Option occurs, or (2) the fifteenth (15th) day of the third month following the date on which the exercise of the Option occurs.

5 Nontransferability of Option. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution. In addition, except as expressly permitted under the Plan for NQSOs, during Optionee’s lifetime, this Option may be exercised only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee. However, if this Option is a NQSO, it may be transferred to the extent allowed by the Plan.

6 Tax Consequences. Optionee understands that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to Optionee. Optionee represents that Optionee has consulted with, or will consult with, his or her tax advisor; Optionee further acknowledges that Optionee is not relying on the Company for any tax, financial or legal advice.

7 Interpretation & Governing Law. Any dispute regarding the interpretation of this Stock Option Agreement (International) shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee. The laws of the state where the Company shall then be incorporated shall govern this Stock Option Agreement (International). If such state’s conflict of law rules would apply another state’s laws, the parties agree that the laws where the Company shall then be incorporated shall still govern.

8 Entire Agreement and Other Matters. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates as of the Grant Date with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Agreement (International), the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof. This Stock Option Agreement (International) and the underlying Option are forfeited and become void ab initio unless this Agreement has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof within thirty (30) days of the Grant Date.

9 Vesting and Exercise of Shares. Subject to the terms of the Plan, this Stock Option Agreement (International) and the Exercise Agreement, the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the Vesting Start Date of this Option (as noted hereon) at the time of exercise:

Vesting Schedule:
Percentage Vested:	Continuous Service:
0%	Less than 12 months

(25+((X-12)*(75/36))) % where X is the number of whole months of Continuous Service from Vesting Start Date	At least 12 months, but not 48 months

100%	48 or more months

If the above calculation of Shares available for purchase through exercise of this Option would result in a fraction, any fraction will be rounded to zero.

10 Personal Data. Optionee understands that the employer, if applicable, the Company or a Subsidiary, holds certain personal information about Optionee, including but not limited to Optionee’s name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of all shares granted, cancelled, vested, unvested, or outstanding (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” or similar under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws. Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about Optionee. Optionee hereby provides express consent to the Company or a Subsidiary to collect, hold, and process any such Personal Data and Sensitive Personal Data. Optionee also hereby provides express consent to the Company or any Subsidiary to transfer any such Personal Data and Sensitive Personal Data outside the country in which Optionee is employed or in which Optionee’s services are retained, including transfers to the United States. The legal persons for whom such Personal Data are intended are the Company and any broker company providing services to the Company in connection with the administration of the Plan. Optionee has been informed of Optionee’s right to access and correct Personal Data and/or Sensitive Personal Data by applying to the Company.

11 Additional Acknowledgements. Optionee hereby consents and acknowledges that: (a) Participation in the Plan is voluntary and therefore Optionee must accept the terms and conditions of the Plan and this Option as a condition to participating in the Plan and receipt of this Option; (b) the Plan is discretionary in nature and the Company can amend, cancel, or terminate it at any time; (c) this Option and any other Options under the Plan are voluntary and occasional and do not create any contractual or other right to receive future Options or other benefits in lieu of future Options, even if similar Options have been granted repeatedly in the past; (c) all determinations with respect to any such future Options, including, but not limited to, the time or times when such Options are made, the number of Shares, and performance and other conditions applied to the Options, will be at the sole discretion of the Company; (d) the value of the Shares and this Option is an extraordinary item of compensation, which is outside the scope of Optionee’s employment, service contract or consulting agreement, if any, and this Option shall not form part of any past, current or future entitlement to remuneration or benefits which Optionee may have under any contract of employment with the Company or any Subsidiary, nor form any part of any such contract of employment between Optionee and the Company or any Subsidiary; (e) the Shares, this Option, or any income derived there from are not paid in lieu of any cash salary compensation and not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits or similar payments; (f) if Optionee’s Continuous Service is terminated involuntarily, Optionee’s eligibility to receive Shares or payments under this Option or the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed or retained regardless of any reasonable notice period mandated under local law, except as expressly provided in this Option; (g) the future value of the Shares is unknown and cannot be predicted with certainty; (h) Optionee does not have, and will not assert, any claim or entitlement to compensation, indemnity or damages arising from the termination of this Option or diminution in value of the Shares and Optionee irrevocably release the Company, its Parent and Subsidiaries and, if applicable, Optionee’s employer, if different from the Company, from any such claim that may arise; (i) the Plan and this Option set forth the entire understanding between Optionee, the Company and any Subsidiary regarding the acquisition of the Shares and supersedes all prior oral and written agreements pertaining to this Option; (j) if Optionee have received this Stock Option Agreement (International), or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control; and (k) Optionee acknowledges the Company’s right to impose other requirements on Optionee’s participation in the Plan, on this Option and on any Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12 Consent to Jurisdiction & Venue. Optionee agrees that any claim arising out of or relating to this Stock Option Agreement (International) shall be brought in a state or federal court of competent jurisdiction in Colorado. Optionee agrees to the personal jurisdiction of the state and/or federal courts located in Colorado. Optionee waives (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

13 Severability & Independent Enforcement. The provisions of this Stock Option Agreement (International) are severable. If any provision is determined to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect. Section 3(e) above shall be construed as an agreement independent of any other agreement or provisions of this Stock Option Agreement (International) or the Plan, and the existence of any claim or cause of action by Optionee against the Company, whether predicated on the Plan, this Stock Option Agreement (International), or otherwise, regardless of who was at fault and regardless of any claims that either Optionee or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of Section 3(e). The Company shall not be barred from enforcing Section 3(e) by reason of any breach of any other part of this Stock Option Agreement (International) or any other agreement with Optionee.

2.

SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

UK STOCK OPTION AGREEMENT (EMI)

SolidFire, Inc., a Delaware corporation (the “Company”), has granted as of the date (the “Grant Date”) noted below to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (“Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this UK Stock Option Agreement and the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference. This option is a NQSO for the purposes of the Plan but is intended to be a Qualifying Option granted pursuant to Schedule 5 ITEPA.

Shares Subject to Option:

Exercise Price (US$ Per Share):

Vesting Start Date:

Option Expiration Date:

Grant Date:

Vesting:

Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 10 on the reverse of this UK Stock Option Agreement.

Forfeiture:

Rights and benefits under this Option are subject to forfeiture. See Section 3(e) on the reverse side hereof.

IN WITNESS WHEREOF, this UK Stock Option Agreement has been executed by the Company by a duly authorized officer as of the date specified hereon.

SOLIDFIRE, INC.

By:
Title:

Type of Stock Option Intended:

☐	Non-Qualified Stock Option (NQSO)

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this UK Stock Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

Optionee hereby declares that as at the Grant Date, Optionee works for the Company or a qualifying subsidiary of the Company (as defined in paragraph 11 of Schedule 5 of ITEPA) for at least 25 hours per week, or if less, for at least 75% of Optionee’s working time as calculated in accordance with paragraph 27 of Schedule 5 of ITEPA. Failure by Optionee to make this declaration shall result in the Option failing to be a Qualifying Option

Optionee, NAME

1 Exercise Period of Option. Subject to the terms and conditions of this UK Stock Option Agreement and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option, but only according to the vesting schedule described in Section 10 below, prior to the Option Expiration Date.

2 Restrictions on Exercise. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable U.S state securities laws and all applicable laws and regulations of your country of residence, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance. [Also, this Option may not be exercised within the first six (6) months of the Grant Date noted hereon (except in situations otherwise allowed by this Option and Section 7(e)(8)(B) of the FLSA) if the Optionee is currently, at the time of exercise, or has been at any time within the two (2) year period immediately preceding exercise, a non-exempt (as defined in the Fair Labor Standards Act) employee of the Company.]

3 Termination of Option. Except as provided below in this Section, this Option shall be immediately forfeited, along with any and all rights or subsequent rights related hereto, and may not be exercised after the date which is ninety (90) days after the Optionee’s “Termination Date” (the date on which Optionee ceases to be in the Continuous Service (as defined in the Plan) of the Company, or any Parent or Subsidiary), or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date. The Board shall have complete and absolute discretion to determine an Optionee’s Termination Date.

        (a) Termination for Cause. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for Cause, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. For this purpose, “Cause” shall be defined as set forth in a written employment agreement between the Optionee and the Company in existence as of the Grant Date, or, if no such written agreement exists or if “Cause” is not defined in such written employment agreement, “Cause” shall be defined as set forth in the Plan, or, if not defined in the Plan, “Cause” shall mean actions or omissions harmful to the Company as determined by the Board in its complete and absolute discretion.

        (b) Death. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death of Optionee, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

        (c) Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the disability (within the meaning of Code §22(e)(3)) of Optionee (as determined by the Board in its complete and absolute discretion), this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

        (d) No Right to Employment or Other Relationship. Nothing in the Plan or this UK Stock Option Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee’s employment or other relationship at any time, with or without cause This Option shall not form part of any past, current or future entitlement to remuneration or benefits which the Optionee may have under any contract of employment with the Company nor form and part of any such contract or employment between the Optionee and the Company or any affiliate.

        (e) Condition to Exercise & Possible Forfeiture. Notwithstanding the foregoing, the Optionee’s ability to exercise this Option on or after the Optionee’s Termination Date shall be contingent upon the Optionee’s execution, compliance and non-revocation of a Separation and Release Agreement approved by the Company whereby the Optionee releases the Company from any and all liability and claims of any kind. Furthermore, Optionee does hereby agree that this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, if Optionee engages in any of the Forfeiture Activities (as defined in the Plan), and that if, subsequent to the exercise of this Option, Optionee engages in any of the Forfeiture Activities, then the Company shall have the right (but not the obligation) at any time after the Optionee engages in any of the Forfeiture Activities to rescind the exercise, payment and delivery of the Shares as follows: (A) The Company may repurchase any Shares purchased pursuant to the exercise of this Option which the Optionee may then possess at a per Share price equal to the Exercise Price (as noted on the reverse side of this Agreement), and (B) The Company shall be entitled to request that Optionee forfeit and return to the Company any profits (amounts received in excess of the exercise price paid by the Optionee for the Shares) which Optionee received at the time of Optionee’s disposition of any Shares purchased pursuant to the exercise of this Option, and upon such request, Optionee shall forfeit and return to the Company any such profits within ten (10) calendar days of notice from the Company. OPTIONEE ACKNOWLEDGES AND AGREES THAT IF OPTIONEE ENGAGES IN ANY OF THE FORFEITURE ACTIVITIES, OPTIONEE SHALL FORFEIT RIGHTS AND BENEFITS AS SET FORTH ABOVE. FURTHER, OPTIONEE ACKNOWLEDGES AND AGREES THAT OPTIONEE’S PARTICIPATION IN THE PLAN AND THIS UK STOCK OPTION AGREEMENT ARE VOLUNTARY, AND THAT OPTIONEE KNOWINGLY AND VOLUNTARILY AGREES THAT OPTIONEE’S RIGHTS AND BENEFITS UNDER THIS UK STOCK OPTION AGREEMENT ARE EXPRESSLY SUBJECT TO FORFEITURE AS SET FORTH ABOVE.

4	Manner of Exercise.

        (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed exercise agreement (“UK Exercise Agreement”) in such form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, and any restrictions imposed on the Shares subject to this Option (including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares). The Board shall also require, as a condition for the acquisition of any Shares by an Optionee pursuant to the exercise of an Option, that the Optionee execute an agreement by which the Optionee agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect. The Company may modify the required UK Exercise Agreement at any time for any reason consistent with the Plan. If the Optionee receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, this Option may not be exercised during the six (6) month period following the hardship withdrawal (unless the Company determines that such exercise would not jeopardize the tax-qualification of such Code §401(k) plan). The Company may require the Optionee to enter into a joint election pursuant to section 431(1) ITEPA as a condition of being permitted to exercise this Option if the Option was granted at an Exercise Price which is less than the actual market value of the Shares at the Grant Date.

        (b) Exercise Price. Such UK Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares being purchased shall be made in U.S. dollars based, if applicable, upon the local currency to the U.S. dollar exchange rate published in the U.S. edition of The Wall Street Journal on the date of exercise of this Option (or, if the date of exercise is not a business day in the United States, the immediately preceding business day in the United States. The Exercise Price shall be payable in cash or by cheque. . If the Company so decides in its complete and absolute discretion, this Option may be exercised as to a portion or all (as determined by the Company) of the number of Shares specified.

        (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. The Optionee may not exercise this Option and no obligation shall arise on the Company to procure the issue or transfer of the Shares to and/or do any other thing in relation to the Optionee under or in connection with the Plan (“Grantor Action”) unless and until the Company and/or any affiliate are satisfied in their absolute discretion that either (i) the Optionee has made payment, or has made arrangements satisfactory to the Company and/or any affiliate for the payment of it of such sum as is sufficient to settle a withholding liability to Taxation in any jurisdiction which is or would be recoverable from the Optionee as a result of such Grantor Action or the exercise of the Option and in respect of which the Company and/or affiliate is liable to account (in any jurisdiction) or (ii) the Optionee has entered into an agreement with the Company and/or affiliate (in a form satisfactory to the Company and/or affiliate) to ensure that such a payment is made by the Optionee including (where permitted) any employer’s National Insurance contributions (“NICs”). Accordingly, the Optionee may not be able to exercise this Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein unless such obligations are satisfied. Rule 14.3 of the Plan shall not apply to this UK Stock Option Agreement. For the purposes of this section 4(c) “Taxation” shall include all forms of taxation including employees and employer’s NICs, income tax and any other imposts of whatever nature in any jurisdiction together with any amount payable by any affiliate in respect of which the affiliate has a duty to account as a result of any laws of any jurisdiction relating to Taxation.

        (d) Issuance of Shares. Provided that such UK Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee’s legal representative. Optionee shall not be considered a Shareholder until such time as Shares have been issued as noted on the shareholder register of the Company. In no event shall issuance of the Shares purchased occur later than the later of (1) the last day of the calendar year during which the exercise of the Option occurs, or (2) the fifteenth (15th) day of the third month following the date on which the exercise of the Option occurs.

5 Nontransferability of Option. This Option may not be transferred in any manner other than to the personal representatives of the Optionee following his death and this Option may only be exercised by the Optionee during their lifetime or by the personal representatives of the Optionee following his death . The terms of this Option shall be binding upon the executor, administrators, successors and heirs of the Optionee. Rule 7.2(g) of the Plan shall not apply to this UK Stock Option Agreement.

6 Nature of Participation. Nothing (including anything in this UK Stock Option Agreement or any contract of employment between the Optionee and the Company (and/or any affiliate) shall give rise to or imply any duty or obligation owed to the Optionee by any such company in respect of any act or omission (by any such company or otherwise) which: (A) gives rise to a Disqualifying Event; (B) otherwise causes this Option not to be, or to cease to be, a Qualifying Option; (C) amounts to a failure to notify the Optionee or any person of the happening of a Disqualifying Event. The Optionee considers the provisions of this section 6 to be fair and reasonable having had the prior opportunity to seek legal advice in relation to the same.

7 Tax Consequences. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY THE OPTIONEE THAT NO REPRESENTATIONS OR ASSURANCES ARE MADE AS TO THE QUALIFICATION OF THE OPTION AS A QUALIFYING EMI OPTION OR AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE OPTION.

8 Interpretation & Governing Law. Any dispute regarding the interpretation of this UK Stock Option Agreement shall be submitted to the Board or the Committee. If there is any conflict between the provisions of this UK Stock Option Agreement and those of Plan, the provisions of this UK Stock Option Agreement shall prevail. If there is any dispute the resolution of such dispute by the Board or the Committee shall be final and binding on the Company and the Optionee. The laws of the state where the Company shall then be incorporated shall govern this UK Stock Option Agreement. If such state’s conflict of law rules would apply another state’s laws, the parties agree that the laws where the Company shall then be incorporated shall still govern.

9 Entire Agreement and Other Matters. The Plan and the UK Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates as of the Grant Date with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This UK Stock Option Agreement, the Plan and the UK Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof. This UK Stock Option Agreement and the underlying Option are forfeited and become void ab initio unless this Agreement has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof within thirty (30) days of the Grant Date.

10 Vesting and Exercise of Shares. Subject to the terms of the Plan, this UK Stock Option Agreement and the UK Exercise Agreement, the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the Vesting Start Date of this Option (as noted hereon) at the time of exercise:

Vesting Schedule:
Percentage Vested:	Continuous Service:
0%	Less than 12 months

(25+((X-12)*(75/36)))% where X is the number of whole months of Continuous Service from Vesting Start Date	At least 12 months, but not 48 months

100%	48 or more months

If the above calculation of Shares available for purchase through exercise of this Option would result in a fraction, any fraction will be rounded down to zero.

11 Consent to Jurisdiction & Venue. Optionee agrees that any claim arising out of or relating to this UK Stock Option Agreement shall be brought in a state or federal court of competent jurisdiction in Colorado. Optionee agrees to the personal jurisdiction of the state and/or federal courts located in Colorado. Optionee waives (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

12 Severability & Independent Enforcement. The provisions of this UK Stock Option Agreement are severable. If any provision is determined to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect. Section 3(e) above shall be construed as an agreement independent of any other agreement or provisions of this UK Stock Option Agreement or the Plan, and the existence of any claim or cause of action by Optionee against the Company, whether predicated on the Plan, this UK Stock Option Agreement, or otherwise, regardless of who was at fault and regardless of any claims that either Optionee or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of Section 3(e). The Company shall not be barred from enforcing Section 3(e) by reason of any breach of any other part of this UK Stock Option Agreement or any other agreement with Optionee.

13 Personal Data. The Optionee understands that their employer, if applicable, the Company, and/or its affiliates hold certain personal information about the Optionee, including but not limited to the Optionee’s name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of all Shares granted, cancelled, vested, unvested, or outstanding (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” or similar under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws. Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about the Optionee. The Optionee hereby provides express consent to the Company or its affiliates to collect, hold, and process any such Personal Data and Sensitive Personal Data. The Optionee also hereby provides express consent to the Company and/or its affiliates to transfer any such Personal Data and Sensitive Personal Data outside the country in which the Optionee is employed or retained, including transfers to the United States. The legal persons for whom such Personal Data are intended are the Company and any broker company providing services to the Company in connection with the administration of the Plan. The Optionee has been informed of their right to access and correct their Personal Data and/or Sensitive Personal Data by applying to the Company representative identified on this UK Stock Option Agreement.

14 Grant of Replacement Options. If the Optionee is offered a new option in exchange for this Option in circumstances which satisfy paragraph 40 of Schedule 5 ITEPA, this Option may not be exercised or assumed pursuant to Rule 11.1 of the Plan and shall lapse at the end of the period during which the new option is offered and Rule 11.1 of the Plan shall be modified accordingly.

15 Limits. If the total value of Shares subject to this Option exceeds £249,999 (or £1.00 less than any such limit as required by paragraph 5 of Schedule 5 ITEPA from time to time) on the Grant Date (as calculated in accordance with paragraph 5 of Schedule 5 ITEPA) this Option shall be treated as two options, one shall be treated as a Qualifying Option in respect of such number of Shares as is within the limit and the other as a NSQO which is not a Qualifying Option in respect of the balance of the Shares.

16 Definitions. The following additional definitions shall apply to this UK Stock Option Agreement:

“Disqualifying Event” means any disqualifying event as set out in sections 533 to 536 of ITEPA;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003; and

“Qualifying Option” means an option which satisfied the requirements of paragraph 1 of Schedule 5 ITEPA.

APPENDIX ONE

[SolidFire, Inc. 2010 Stock Incentive Plan]

APPENDIX TWO

[Bylaws of SolidFire, Inc.]

SOLIDFIRE, INC.

2010 STOCK INCENTIVE PLAN

UK STOCK OPTION AGREEMENT

SolidFire, Inc., a Delaware corporation (the “Company”), has granted as of the date (the “Grant Date”) noted below to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (“Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this UK Stock Option Agreement and the SolidFire, Inc. 2010 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference. This option is a NQSO for the purposes of the Plan.

Shares Subject to Option:

Exercise Price (US$ Per Share):

Vesting Start Date:

Option Expiration Date:

Grant Date:

Vesting:

Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 10 on the reverse of this UK Stock Option Agreement.

Forfeiture:

Rights and benefits under this Option are subject to forfeiture. See Section 3(e) on the reverse side hereof.

IN WITNESS WHEREOF, this UK Stock Option Agreement has been executed by the Company by a duly authorized officer as of the date specified hereon.

SOLIDFIRE, INC.

By:
Title:

Type of Stock Option Intended:

☐	Non-Qualified Stock Option (NQSO)

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this UK Stock Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

Optionee, NAME

1 Exercise Period of Option. Subject to the terms and conditions of this UK Stock Option Agreement and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option, but only according to the vesting schedule described in Section 10 below, prior to the Option Expiration Date.

2 Restrictions on Exercise. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable U.S state securities laws and all applicable laws and regulations of your country of residence, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance. [Also, this Option may not be exercised within the first six (6) months of the Grant Date noted hereon (except in situations otherwise allowed by this Option and Section 7(e)(8)(B) of the FLSA) if the Optionee is currently, at the time of exercise, or has been at any time within the two (2) year period immediately preceding exercise, a non-exempt (as defined in the Fair Labor Standards Act) employee of the Company.]

3 Termination of Option. Except as provided below in this Section, this Option shall be immediately forfeited, along with any and all rights or subsequent rights related hereto, and may not be exercised after the date which is ninety (90) days after the Optionee’s “Termination Date” (the date on which Optionee ceases to be in the Continuous Service (as defined in the Plan) of the Company, or any Parent or Subsidiary), or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date. The Board shall have complete and absolute discretion to determine an Optionee’s Termination Date.

        (a) Termination for Cause. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for Cause, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. For this purpose, “Cause” shall be defined as set forth in a written employment agreement between the Optionee and the Company in existence as of the Grant Date, or, if no such written agreement exists or if “Cause” is not defined in such written employment agreement, “Cause” shall be defined as set forth in the Plan, or, if not defined in the Plan, “Cause” shall mean actions or omissions harmful to the Company as determined by the Board in its complete and absolute discretion.

(b) Death. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death of Optionee, this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

(c) Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the disability (within the meaning of Code §22(e)(3)) of Optionee (as determined by the Board in its complete and absolute discretion), this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, as of the one year anniversary of the Optionee’s Termination Date, or, if earlier, the Option Expiration Date. Prior thereto, this Option shall continue to be exercisable, but only to the extent that it is vested on the Termination Date.

(d) No Right to Employment or Other Relationship. Nothing in the Plan or this UK Stock Option Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee’s employment or other relationship at any time, with or without cause This Option shall not form part of any past, current or future entitlement to remuneration or benefits which the Optionee may have under any contract of employment with the Company nor form and part of any such contract or employment between the Optionee and the Company or any affiliate.

        (e) Condition to Exercise & Possible Forfeiture. Notwithstanding the foregoing, the Optionee’s ability to exercise this Option on or after the Optionee’s Termination Date shall be contingent upon the Optionee’s execution, compliance and non-revocation of a Separation and Release Agreement approved by the Company whereby the Optionee releases the Company from any and all liability and claims of any kind. Furthermore, Optionee does hereby agree that this Option shall immediately be forfeited, along with any and all rights or subsequent rights related hereto, if Optionee engages in any of the Forfeiture Activities (as defined in the Plan), and that if, subsequent to the exercise of this Option, Optionee engages in any of the Forfeiture Activities, then the Company shall have the right (but not the obligation) at any time after the Optionee engages in any of the Forfeiture Activities to rescind the exercise, payment and delivery of the Shares as follows: (A) The Company may repurchase any Shares purchased pursuant to the exercise of this Option which the Optionee may then possess at a per Share price equal to the Exercise Price (as noted on the reverse side of this Agreement), and (B) The Company shall be entitled to request that Optionee forfeit and return to the Company any profits (amounts received in excess of the exercise price paid by the Optionee for the Shares) which Optionee received at the time of Optionee’s disposition of any Shares purchased pursuant to the exercise of this Option, and upon such request, Optionee shall forfeit and return to the Company any such profits within ten (10) calendar days of notice from the Company. OPTIONEE ACKNOWLEDGES AND AGREES THAT IF OPTIONEE ENGAGES IN ANY OF THE FORFEITURE ACTIVITIES, OPTIONEE SHALL FORFEIT RIGHTS AND BENEFITS AS SET FORTH ABOVE. FURTHER, OPTIONEE ACKNOWLEDGES AND AGREES THAT OPTIONEE’S PARTICIPATION IN THE PLAN AND THIS UK STOCK OPTION AGREEMENT ARE VOLUNTARY, AND THAT OPTIONEE KNOWINGLY AND VOLUNTARILY AGREES THAT OPTIONEE’S RIGHTS AND BENEFITS UNDER THIS UK STOCK OPTION AGREEMENT ARE EXPRESSLY SUBJECT TO FORFEITURE AS SET FORTH ABOVE.

4	Manner of Exercise.

        (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed exercise agreement (“UK Exercise Agreement”) in such form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, and any restrictions imposed on the Shares subject to this Option (including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares). The Board shall also require, as a condition for the acquisition of any Shares by an Optionee pursuant to the exercise of an Option, that the Optionee execute an agreement by which the Optionee agrees to be bound by, and subject to, any agreement(s) among the Company’s shareholders then in effect. The Company may modify the required UK Exercise Agreement at any time for any reason consistent with the Plan. If the Optionee receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, this Option may not be exercised during the six (6) month period following the hardship withdrawal (unless the Company determines that such exercise would not jeopardize the tax-qualification of such Code §401(k) plan). The Company may require the Optionee to enter into a joint election pursuant to section 431(1) ITEPA as a condition of being permitted to exercise this Option if the Option was granted at an Exercise Price which is less than the actual market value of the Shares at the Grant Date.

(b) Exercise Price. Such UK Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares being purchased shall be made in U.S. dollars based, if applicable, upon the local currency to the U.S. dollar exchange rate published in the U.S. edition of The Wall Street Journal on the date of exercise of this Option (or, if the date of exercise is not a business day in the United States, the immediately preceding business day in the United States. The Exercise Price shall be payable in cash or by cheque. If the Company so decides in its complete and absolute discretion, this Option may be exercised as to a portion or all (as determined by the Company) of the number of Shares specified.

        (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. The Optionee may not exercise this Option and no obligation shall arise on the Company to procure the issue or transfer of the Shares to and/or do any other thing in relation to the Optionee under or in connection with the Plan (“Grantor Action”) unless and until the Company and/or any affiliate are satisfied in their absolute discretion that either (i) the Optionee has made payment, or has made arrangements satisfactory to the Company and/or any affiliate for the payment of it of such sum as is sufficient to settle a withholding liability to Taxation in any jurisdiction which is or would be recoverable from the Optionee as a result of such Grantor Action or the exercise of the Option and in respect of which the Company and/or affiliate is liable to account (in any jurisdiction) or (ii) the Optionee has entered into an agreement with the Company and/or affiliate (in a form satisfactory to the Company and/or affiliate) to ensure that such a payment is made by the Optionee including (where permitted) any employer’s National Insurance contributions (“NICs”). Accordingly, the Optionee may not be able to exercise this Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein unless such obligations are satisfied. Rule 14.3 of the Plan shall not apply to this UK Stock Option Agreement. For the purposes of this section 4(c) “Taxation” shall include all forms of taxation including employees and employer’s NICs, income tax and any other imposts of whatever nature in any jurisdiction together with any amount payable by any affiliate in respect of which the affiliate has a duty to account as a result of any laws of any jurisdiction relating to Taxation.

(d) Issuance of Shares. Provided that such UK Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee’s legal representative. Optionee shall not be considered a Shareholder until such time as Shares have been issued as noted on the shareholder register of the Company. In no event shall issuance of the Shares purchased occur later than the later of (1) the last day of the calendar year during which the exercise of the Option occurs, or (2) the fifteenth (15th) day of the third month following the date on which the exercise of the Option occurs.

5 Nontransferability of Option. This Option may not be transferred in any manner other than to the personal representatives of the Optionee following his death and this Option may only be exercised by the Optionee during their lifetime or by the personal representatives of the Optionee following his death . The terms of this Option shall be binding upon the executor, administrators, successors and heirs of the Optionee. Rule 7.2(g) of the Plan shall not apply to this UK Stock Option Agreement.

6 Tax Consequences. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY THE OPTIONEE THAT NO REPRESENTATIONS OR ASSURANCES ARE MADE AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE OPTION.

7 Interpretation & Governing Law. Any dispute regarding the interpretation of this UK Stock Option Agreement shall be submitted to the Board or the Committee. If there is any conflict between the provisions of this UK Stock Option Agreement and those of Plan, the provisions of this UK Stock Option Agreement shall prevail. If there is any dispute the resolution of such dispute by the Board or the Committee shall be final and binding on the Company and the Optionee. The laws of the state where the Company shall then be incorporated shall govern this UK Stock Option Agreement. If such state’s conflict of law rules would apply another state’s laws, the parties agree that the laws where the Company shall then be incorporated shall still govern.

8 Entire Agreement and Other Matters. The Plan and the UK Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates as of the Grant Date with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This UK Stock Option Agreement, the Plan and the UK Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof. This UK Stock Option Agreement and the underlying Option are forfeited and become void ab initio unless this Agreement has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof within thirty (30) days of the Grant Date.

9 Vesting and Exercise of Shares. Subject to the terms of the Plan, this UK Stock Option Agreement and the UK Exercise Agreement, the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the Vesting Start Date of this Option (as noted hereon) at the time of exercise:

Vesting Schedule:
Percentage Vested:	Continuous Service:
0%	Less than 12 months

(25+((X-12)*(75/36))) % where X is the number of whole months of Continuous Service from Vesting Start Date	At least 12 months, but not 48 months

100%	48 or more months

If the above calculation of Shares available for purchase through exercise of this Option would result in a fraction, any fraction will be rounded down to zero.

10 Consent to Jurisdiction & Venue. Optionee agrees that any claim arising out of or relating to this UK Stock Option Agreement shall be brought in a state or federal court of competent jurisdiction in Colorado. Optionee agrees to the personal jurisdiction of the state and/or federal courts located in Colorado. Optionee waives (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

11 Severability & Independent Enforcement. The provisions of this UK Stock Option Agreement are severable. If any provision is determined to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect. Section 3(e) above shall be construed as an agreement independent of any other agreement or provisions of this UK Stock Option Agreement or the Plan, and the existence of any claim or cause of action by Optionee against the Company, whether predicated on the Plan, this UK Stock Option Agreement, or otherwise, regardless of who was at fault and regardless of any claims that either Optionee or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of Section 3(e). The Company shall not be barred from enforcing Section 3(e) by reason of any breach of any other part of this UK Stock Option Agreement or any other agreement with Optionee.

12 Personal Data. The Optionee understands that their employer, if applicable, the Company, and/or its affiliates hold certain personal information about the Optionee, including but not limited to the Optionee’s name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of all Shares granted, cancelled, vested, unvested, or outstanding (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” or similar under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws. Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about the Optionee. The Optionee hereby provides express consent to the Company or its affiliates to collect, hold, and process any such Personal Data and Sensitive Personal Data. The Optionee also hereby provides express consent to the Company and/or its affiliates to transfer any such Personal Data and Sensitive Personal Data outside the country in which the Optionee is employed or retained, including transfers to the United States. The legal persons for whom such Personal Data are intended are the Company and any broker company providing services to the Company in connection with the administration of the Plan. The Optionee has been informed of their right to access and correct their Personal Data and/or Sensitive Personal Data by applying to the Company representative identified on this UK Stock Option Agreement.

APPENDIX ONE

[SolidFire, Inc. 2010 Stock Incentive Plan]

APPENDIX TWO

[Bylaws of SolidFire, Inc.]